Exhibit 4.6

AVANZAR INTERIOR TECHNOLOGIES, LTD.

SAVINGS AND INVESTMENT (401k) PLAN

Effective September 1, 2005

Amended and Restated Effective January 1, 2014

AVANZAR INTERIOR TECHNOLOGIES, LTD.
SAVINGS AND INVESTMENT (401k) PLAN

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Section 13.10. Mergers, Consolidations and Transfers of Plan Assets	53
Section 13.11. Fiduciaries	53
Section 13.12. Top-Heavy Restrictions	53
Section 13.13. USERRA and The HEART ACT	56

APPENDIX A PARTICIPATING EMPLOYERS	1

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AVANZAR INTERIOR TECHNOLOGIES, LTD.,

SAVINGS AND INVESTMENT (401k) PLAN

The Plan, established effective September 1, 2005, is intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code applicable to qualified profit-sharing plans and the requirements of Section 401(k) of such Code relating to “qualified cash or deferred arrangements”.  The purpose of the Plan is to provide retirement benefits to eligible Participants and to stimulate Participant savings for financial security.

ARTICLE 1.  DEFINITIONS AND CONSTRUCTION

Section 1.1.  Definitions.  For purposes of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meaning set forth in the definitions below. Definitions of other words and phrases are set forth throughout the Plan.  Section references indicate sections of the Plan unless otherwise stated.

(a)                                 “Account” means the accounting records which the Trustee maintains to record the contributions and attributable gains, losses and expenses allocated to each Participant, for accounting purposes only, without segregating Plan assets among Accounts, and may include some or all of the following sub-accounts or other accounts as the Policy Committee may determine:  (1) Matching Contributions Account; (2) Retirement Income Contributions Account (which shall include an additional subaccount called the “Pre-2013 Retirement Income Contributions Account” which accounts for all Retirement Income Contributions that were made for Plan Years prior to 2013); (3) Before-Tax Contributions Account; and (4) Rollover Account.

(b)                                 “Affiliate” means each corporation, trade or business which is a member, with the Company, of a controlled group of corporations within the meaning of Code Section 414(b), or a member with the Company of a group of trades or businesses (whether or not incorporated) under common control as determined by the Secretary of the Treasury under regulations adopted under Code Section 414(c), or a member with the Company of an affiliated service group as determined by the Secretary of the Treasury under regulations adopted under Code Section 414(m); provided that for purposes of applying the limitations of Code Section 415, the phrase “more than 50 percent” shall be substituted for the phrase “more than 80 percent” each place it appears in Code Section 1563(a)(1).

(c)                                  “Before-Tax Contributions” means the sum of (1) Before-Tax Matched Contributions, which are contributions made at the direction of a Participant pursuant to Section 3.1 and with respect to which the Participant may be eligible to receive a Matching Contribution, and (2) Before Tax Unmatched Contributions, which are contributions made at the direction of a Participant pursuant to Section 3.1 and with respect to which the Participating Employers do not make Matching Contributions.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the rulings and regulations promulgated thereunder.  Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

(f)                                   “Company” means Avanzar Interior Technologies, Ltd., a Texas limited partnership or any successor thereto.

(g)                                  “Common Stock” means:

(1)                                 prior to the Merger Date, the common stock, par value $0.16 2/3 per share, of Johnson Controls, Inc.;

(2)                                 effective on the Merger Date, the ordinary shares, par value $0.01 per share, of Johnson Controls International plc; and

(3)                                 effective on the Spin Date, the ordinary shares, par value $0.001 per share, of Adient plc.

(h)                                 “Common Stock” means the common stock, par value $0.16 2/3 per share, of Johnson Controls, Inc.

(i)                                     “Common Stock Fund” means an unsegregated fund invested primarily in Common Stock, but a small portion of which may be invested in short-term securities or cash as necessary to make any distribution or payment.

(j)                                    “Compensation” will have the following meanings for the following purposes:

(1)                                 Contributions (“Plan Compensation”).  For purposes of determining the amount that each Participant can contribute and the amount of Retirement Income Contributions to which the Participant may be entitled, Plan Compensation is an Employee’s total salary or wages including vacation and holiday pay, overtime pay, and shift premium paid by a Participating Employer for the Plan Year and reported as taxable income on his or her Form W-2, plus employee before-tax contributions to this Plan and salary reduction amounts contributed to any other plan maintained by a Participating Employer under Code Sections 125 or 401(k), but excluding Participating Employer contributions (other than Before-Tax Contributions) made to, or benefits received under, this Plan and any other benefit plan, all expense reimbursements and allowances, severance pay, imputed income, income from the exercise of stock options or restricted stock, cost of living allowances, special awards, signing bonuses, special foreign service premiums and awards, and similar forms of Compensation determined by the Policy Committee to not be considered regular salary or wages for services performed.  Compensation for the Participant who becomes a Participant after the beginning of a Plan Year will include only amounts earned after his or her effective date of eligibility for participation.

(2)                                 Nondiscrimination Testing (“Test Compensation”).  For purposes of (1) calculating the ADP Test and the ACP Test, (2) determining Highly Compensated Employee status under Section 1.1(p), (3) calculating the Code Section 415 limits under Section 4.4 and (4) determining Key Employee status under Section 13.12, Test Compensation includes wages within the meaning of Code Section 3401(a) paid by a Participating Employer and its Affiliates for a Plan Year, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the service performed, plus any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred at the election of the Employee and which is not includible in the Employee’s gross income by reason of Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) to any plan maintained by a Participating Employer or its Affiliates.  In addition, “Test Compensation” for a terminated Participant shall include all of the following if such payments are made by the later of 2½ months after severance from employment or the end of the limitation year that includes the date of the Participant’s severance from employment:

(i)                                     regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments if any of such payments would have been paid to the employee prior to severance from employment if the employee had continued in employment with the Company or an Affiliate;

(ii)                                  payment for unused accrued bona fide sick, vacation or other leave, but only if the employee would have been able to use the leave if employment had continued; and

(iii)                               payments received from a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the employee had continued in employment with the Company or an Affiliate and only to the extent the payment is includible in the employee’s gross income.

No other post-severance compensation shall be included.  In addition, compensation in excess of the limit in effect under Code Section 401(a)(17) for the limitation year shall not be considered.

(3)                                 Statutory Limit.  Each Participant’s Compensation taken into account for all purposes under the Plan for a Plan Year will be limited to $200,000, as indexed under Code Section 401(a)(17).  The Plan will not prorate the statutory cap on Compensation for any Participant who participates in the Plan for less than a full Plan Year.

Notwithstanding anything herein to the contrary, a Participant’s Tax-Deferred Contributions may only be made from compensation that would be included in compensation for purposes of Code Section 415.

(k)                                 “Current Market Value” means the value on any day determined by the Trustee which shall be: (1) with respect to any securities traded on a National or Regional Stock Exchange, the closing composite quotations price on that day, or if the securities were not traded on such day, the closing price on the next preceding trading day on which the securities were traded, and (2) except as provided in (1) above, determined in accordance with generally accepted valuation principles on a consistent basis acceptable to the Policy Committee.

(l)                                     “Eligible Employee” means an Employee of a Participating Employer, excluding: (1) any member of a bargaining unit of employees covered by a collective bargaining agreement between an employee representative and a Participating Employer, unless otherwise provided in the agreement; (2) any person who is classified by the Participating Employer as a “leased employee” or as an “independent contractor;” or (3) any person in a group of employees that has been specifically excluded by the Policy Committee or the board of directors of the Participating Employer as set forth on Appendix A.  The term shall not include persons employed by a Participating Employer at an acquired business unless and until the Policy Committee designates the persons so employed as Eligible Employees. An individual who is not reported by a Participating Employer on its payroll as a common law employee, including but not limited to independent contractors, is not eligible to participate in the Plan even if such individual is later determined to be a common law employee.

(m)                             “Employee” means an individual who is reported on the payroll records of a Participating Employer or an Affiliate as a common-law employee, and to the extent required by the Code, for purposes of non-discrimination testing but not for any other purpose, “leased employees” (as defined in Section 2.1(c)) of a Participating Employer or Affiliate.

(n)                                 “Employee Benefits Investment Committee” means the Employee Benefits Investment Committee of Adient plc or such other committee appointed by the Board of Directors of Adient plc.

(o)                                 “Employment Commencement Date” means the first day for which an Employee is credited with an Hour of Service, provided that, as to any Employee whose Vesting Service for any period of employment has been cancelled pursuant to Section 2.2 on account of a Period of Severance (or would have been cancelled pursuant to such Section had the Plan been in effect at the time of such Period of Severance), the term means the first day following such Period of Severance for which the Employee is credited with an Hour of Service.

(p)                                 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the rulings and regulations promulgated thereunder.  Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

(q)                                 “Highly Compensated Employee (HCE)” means, for any Plan Year for which the determination is being made (“determination year”):

(1)                                 each Employee who was a five percent (5%) owner (within the meaning of Code Sections 414(q)(3)) of a Participating Employer or an Affiliate at any time during the determination year or immediately preceding Plan Year (the “look-back year”); or

(2)                                 each Employee who earned at least $80,000 (indexed under Code Section 415(d)) during the look-back year from the Participating Employers and their Affiliates and was in the top-paid 20 percent of all employees of the Participating Employer or any Affiliate, based on Test Compensation.  To determine the number (but not the identity) of Employees in the top-paid group, the Policy Committee may exclude an Employee who is: (a) under age 21; (b) has fewer than 6 months of employment; (c) normally works fewer than 17-1/2 hours per week; (d) normally works no more than 6 months per Plan Year; (e) is included in a collective bargaining unit; or (f) is a nonresident alien with no U.S. source income.

(r)                                    “Hour of Service” means each hour for which an Employee has been directly or indirectly compensated or paid, or entitled to such compensation or other payment, by a Participating Employer or an Affiliate for the performance of work (whether as an Employee or in any other capacity).

(s)                                   “Investment Fund” means an unsegregated fund established at the direction of the Employee Benefits Investment Committee and invested in securities, insurance contracts or other property of such type and general characteristics as the Employee Benefits Investment Committee shall determine.  The Common Stock Fund shall be one of the Investment Funds.

(t)                                    “Matching Contributions” means amounts contributed by a Participating Employer as provided in Section 3.2.

(u)                                 “Nonhighly Compensated Employee (NCE)” means an Employee who is not a Highly Compensated Employee for the Plan Year.

(v)                                 “Normal Retirement Age” means an Employee’s attainment of age 65 while an Employee.

(w)                               “Participant” means an Eligible Employee who has satisfied the requirements of Section 2.1, and where the context so requires, includes any other individual for whom an Account is maintained under the Plan.

(x)                                 “Participating Employer” means the Company and each Affiliate that has adopted the Plan with the consent of the Company as listed on Appendix A.

(y)                                 “Period of Severance” means the period of time, calculated in years and monthly fractions thereof, beginning on a Participant’s Severance Date and ending on his or her next subsequent Reemployment Commencement Date, if any.

(z)                                  “Plan” means the Avanzar Interior Technologies, Ltd., Savings and Investment (401k) Plan as set forth herein and as amended from time to time.

(aa)                          “Plan Year” means the calendar year.

(bb)                          “Policy Committee” means the Employee Benefits Policy Committee of Adient plc, which will have primary responsibility for administration of the Plan (other than matters assigned to the Employee Benefits Investment Committee).

(cc)                            “Reemployment Commencement Date” means the first day after a Severance Date on which an Employee is credited with an Hour of Service.

(dd)                          “Retirement Income Contributions” means amounts contributed under the Plan by a Participating Employer as provided in Section 3.3.

(ee)                            “Severance Date” means the earlier to occur of:

(1)                                 the date on which the Participant’s service with the Participating Employers and their Affiliates ends because he or she quits, retires, is terminated or dies, whichever occurs first, or

(2)                                 the first anniversary of the date on which the Participant commences a continuous absence from service with the Participating Employers and their Affiliates for any other reason such as military service, layoff, vacation, authorized leave of absence, etc.

Notwithstanding the foregoing, in the case of a Participant who is absent from service with the Participating Employers and their Affiliates as a consequence of performing military service in the armed forces of the United States of America or of any state thereof under circumstances entitling the Participant to veterans’ reemployment rights under USERRA, no Severance Date shall occur during such absence if, but only if, he or she returns to service with the Participating Employers or their Affiliates within the applicable time limit and under the other conditions prescribed by such statute for his or her exercise of such reemployment rights.

(ff)                              “Total and Permanent Disability” means bodily injuries or disease on account of which (i) a Participant has received long-term disability benefits for a period of at least 12 months or (ii) the Policy Committee determines that the Participant will be eligible for long-term disability benefits for at least 12 months.  If the Participant is not covered under a long-term disability plan sponsored by a Participating Employer, “Total and Permanent Disability” means bodily injuries or disease which, in the judgment of the Policy Committee, wholly disables a Participant and will permanently, continuously and wholly prevent him or her for life from engaging in his or her occupation or employment for wage or profit with an employer.  The Policy Committee may require the Participant to submit such medical evidence as the Policy Committee determines is necessary or desirable to make a determination hereunder.

(gg)                            “Trust” or “Trust Fund” means the fund or funds maintained under the trust agreement with the Trustee to receive and invest the amounts contributed on behalf of Participants, and from which distributions will be made.

(hh)                          “Trustee” means Fidelity Management Trust Company or such other individual(s) or corporation(s) appointed to hold and manage the Trust Fund.

(ii)                                  “Valuation Date” means each day when the United States financial markets are open for business, as of which the Trustee will determine the fair market value of the Trust Fund and each Account.

(jj)                                “Vesting Service” means the period of an Employee’s service with the Participating Employers and their Affiliates which is considered in determining his or her nonforfeitable right to Matching Contributions and Retirement Income Contributions hereunder, as determined pursuant to Section 2.2.

Section 1.2.  Construction and Applicable Law.  (a)  Construction.  Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.  The words “hereof”, “herein”, “hereunder”, and other similar compounds of the word “here” means and refer to this entire document and not to any particular Article or Section unless context indicates otherwise.  Titles of Articles and Sections are for general information only, and the Plan is not to be construed by reference thereto.

(b)                                 Applicable Law.  The Plan is a profit sharing plan intended to qualify under Code Section 401(a).  The Plan includes a cash or deferred arrangement intended to qualify under Code Section 401(k).  It is intended that the investment options offered under the Plan comply with the requirements of ERISA Section 404(c) and regulations promulgated thereunder.  It is further intended that the Plan constitute an “eligible individual account plan” that may hold employer securities in excess of the limitations otherwise described in Section 407 of ERISA.  The Plan shall be interpreted so as to comply with the applicable requirements of ERISA and the Code, where such requirements are not clearly contrary to the express terms hereof.  In all other respects, the Plan shall be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by applicable requirements of federal law.  In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included herein.

ARTICLE 2.  PARTICIPATION AND SERVICE

Section 2.1.  Participation.  (a)  General.  Each Eligible Employee shall become a Participant on the later of his or her date of hire as an Eligible Employee or September 1, 2005.

(b)                                 Transfer to Employment.  Each Employee who is not an Eligible Employee shall become a Participant as of the date he or she becomes an Eligible Employee (i.e., by transferring to an eligible status, or from employment with an Affiliate that is not a Participating Employer to employment as an Eligible Employee with a Participating Employer).

(c)                                  Leased Employees and Independent Contractors.  A leased employee within the meaning of Code Section 414(n) will be treated as an Employee to the extent required under Code Section 414(n) but will not be eligible to participate in this Plan.  If a leased employee becomes an Eligible Employee, the Plan will give him or her credit for the period when he or she worked as a leased employee for vesting purposes as if he or she had been an Employee during that period, unless (a) the leased employee was covered by a money purchase plan sponsored by the leasing organization, with 10 percent contributions and immediate participation and vesting, and (b) leased employees constitute no more than 20 percent of the nonhighly compensated employees of a Participating Employer and its Affiliates.  For purposes of this Section and the Plan, a “leased employee” means any person who is not a common-law employee of a Participating Employer or an Affiliate, and who provides services to the Participating Employer or an Affiliate, if:  (i) such services are provided pursuant to an agreement between the Participating Employer or an Affiliate and a leasing organization; (ii) such person has performed such services for the Participating Employer or an Affiliate on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under the primary direction or control of the Participating Employer or an Affiliate.

Section 2.2.  Vesting Service.  (a)  General.  Each Participant shall be credited with Vesting Service calculated in years and monthly fractions thereof equal to the sum of the following:

(1)                                 the period commencing with the Participant’s Employment Commencement Date and ending with a Severance Date; plus

(2)                                 any subsequent periods commencing with a Reemployment Commencement Date and ending with the Participant’s next Severance Date; plus

(3)                                 any Period of Severance which is less than 12 months in duration; minus

(4)                                 any period credited above which has been cancelled pursuant to subsection (b).

(b)                                 Loss of Vesting Service.  The Vesting Service of a Participant who at the time he or she incurs a Period of Severance has any vested right to any portion of his or her Account shall not be subject to cancellation.  In any other case, the Vesting Service of a person who incurs a 72 consecutive month Period of Severance shall be cancelled and disregarded for all purposes of the Plan, and such individual, upon becoming re-employed by a Participating Employer or Affiliate, shall be treated as if he or she had never been an Employee.

(c)                                  Transfer of Employment.  A Participant who transfers employment within the service of a Participating Employer or Affiliate into a status other than an Eligible Employee shall continue to accumulate Vesting Service during the period he or she is employed in such other status.

(d)                                 Service Prior to Becoming Affiliate.  Notwithstanding the foregoing, no Vesting Service shall be credited for any period of employment with an Affiliate prior to the date it became an Affiliate, or after the date it ceased to be an Affiliate, of a Participating Employer, except to the extent approved by the Policy Committee.

ARTICLE 3.  CONTRIBUTIONS

Section 3.1.  Employee Contributions.  (a)  Before-Tax.  A Participant may elect to contribute a percentage of his or her Plan Compensation as Before-Tax Contributions within the limitations and subject to the rules described below.

(1)                                 Amount.  Each Participant may make Before-Tax Contributions in an aggregate amount equal to a whole percentage of 1 to 25 percent of his or her Plan Compensation for each payroll period; provided that only the first 6 percent of his or her Plan Compensation contributed as a Before-Tax Contribution during any payroll period shall be considered Before-Tax Matched Contributions.  Before-Tax Contributions will be allocated to the Participant’s Before-Tax Account. A Participant who has attained age forty-nine (49) as of the end of the preceding Plan Year may elect to make additional “catch-up” Before Tax Contributions in accordance with the provisions of Code Section 414(v) and such rules as the Policy Committee may prescribe.  Such catch-up contributions shall not be subject to the limits of Code Sections 401(k), 415 and 416.

(2)                                 Limitations on Amount.  The Policy Committee may limit the amount of the Participant’s Before-Tax Contributions for any Plan Year to avoid exceeding the annual limitation described in Section 4.1, the ADP Test described in Section 4.2, and/or the annual addition limitation described in Section 4.4.

(3)                                 Make-Up Contributions After Military Leave.  The Policy Committee will permit each Participant who resumes active employment (pursuant to USERRA) as an Eligible Employee after an unpaid military leave to make a special Before-Tax Contribution (“make-up contribution”) in an amount up to the maximum amount he or she could have contributed if he or she had remained in employment as an Eligible Employee during his or her period of leave.  Each make-up contribution will be subject to the limitations under Code Sections 402(g) and 415 in effect for the year to which the contribution relates, but will be ignored for purposes of the ADP Test.  The Policy Committee will permit the Participant to make the make-up contributions during the period beginning on the date when he or she resumes employment as an Eligible Employee and continuing for a period equal to the lesser of three times the length of his or her military leave, or five years.  The amount of his or her make-up contributions will be based on the Plan Compensation he or she would have received if he or she had remained in active employment, at his or her rate of pay in effect when he or she began his or her leave.  If that pay rate cannot be determined with certainty, the Policy Committee will treat the Participant as having Plan Compensation equal to the amount he or she received during the 12-month period preceding his or her leave, or during the entire period of his or her employment if shorter than 12 months.

(b)                                 Election to Participate.

(1)                                 Election to Make or Resume Contributions.  To make (or resume) Before-Tax Contributions to the Plan, the Participant must make an election designating the whole percentage of his or her Plan Compensation to be deferred as his or her Before-Tax Contributions for the pay period, within the limitations described in subsections (a)(1) and (2).  Such election shall be given effect as soon as administratively possible after receipt, and will remain in effect until the Participant modifies or revokes his or her election or the election is suspended.  The elected percentage will apply automatically to increased or decreased Plan Compensation.

(2)                                 Rate Change and Revocations.  A Participant who has elected to make Before-Tax Contributions may change or revoke his or her election as of any date by making a new election.  Such election shall be given effect as soon as administratively possible after receipt, and will remain in effect until the Participant again modifies, revokes or resumes his or her election, or the election is suspended.  The elected percentage will apply automatically to increased or decreased Plan Compensation.

(3)                                 Automatic Suspension of a Participant’s Deposits. A Participant’s Before-Tax Contributions shall be automatically suspended commencing with and continuing throughout any period during which he or she fails to qualify as an Eligible Employee; he or she ceases to have Plan Compensation because, e.g., of an unpaid leave of absence; or as provided in Section 7.6 in the case of certain restricted withdrawals.  Participants will not be permitted to make up suspended Before-Tax Contributions except as provided in subsection (a)(3).  A Participant whose Before-Tax Contributions have been suspended may resume making such contributions as follows:

(A)                               In the case of an individual who ceases to be an Eligible Employee and resumes employment as an Eligible Employee, as provided in subsection (b)(1);

(B)                               In the case of an individual who ceases to have Plan Compensation, the Participant’s election shall be automatically reinstated as of the pay period coincident with or next following his or her resumption of active employment status; or

(C)                               In the case of an individual who takes a hardship withdrawal, the Participant may elect to resume making Before-Tax Contributions, as provided in subsection (b)(1), 6 months after the date of the withdrawal.

(c)                                  Policy Committee Regulations.  The Policy Committee may from time to time establish and uniformly apply rules governing elections, including rules regarding the form and manner in which elections may be made, modified, suspended or revoked in order to be effective.

Section 3.2.  Employer Matching Contributions.  (a)  Eligibility for Matching Contribution.  Each Participant who made Before-Tax Matched Contributions for a Plan Year will be eligible to receive a Matching Contribution for such year, unless the Participant withdrew such Before-Tax Matched Contribution before the end of the Plan Year or incurred a Severance Date before the last day of the Plan Year other than as a result of an event described in Section 6.3(a) or as a result of retirement on or after the Participant’s 55th birthday if at the time of such retirement the Participant had completed at least 10 years of Vesting Service.  The Matching Contribution will be made in the form of cash.  Allocations of Matching Contributions will be made as of the last day of the Plan Year to the eligible Participant’s Matching Contributions Account.

(b)                                 Amount of Matching Contribution.  The Matching Contribution for each Plan Year shall be such percentage of a Participant’s Before-Tax Matched Contributions as the Participating Employer may, in its discretion, from time to time determine.

(c)                                  Determination of Before-Tax Matched Deposits.  The determination of the portion of the Participant’s total Before-Tax Contributions that are Before-Tax Matched Contributions is determined on a pay period by pay period basis based upon the Participant’s level of Before-Tax Contributions during the payroll period, with Before-Tax Contributions not in excess of six percent (6%) of the Participant’s Plan Compensation for that payroll period being Before-Tax Matched Contributions and Before-Tax Contributions in excess of six percent (6%) of the Participant’s Plan Compensation for that payroll period being Before-Tax Unmatched Contributions.  No adjustment will be made in the amount of a Participant’s Before-Tax Matched Contributions to reflect the fact that the Participant might have made Before-Tax Contributions at a rate greater than six percent (6%) of Plan Compensation during certain payroll periods during the Plan Year while making Before-Tax Contributions at a rate less than or equal to six (6%) of Plan Compensation during other payroll periods during the Plan Year.  Further, “catch-up” Before-Tax Contributions will always be Before-Tax Unmatched Contributions.

(d)                                 Make-Up Contributions After Military Leave.  A Participating Employer will make special Matching Contributions for each of its Participants who returns to employment as an Eligible Employee from unpaid military leave and contributes the make-up Before-Tax Contributions described in Section 3.1(a)(3).  Each Matching Contribution will relate to the year for which the make-up Before-Tax Contribution is made and will be subject to the percentage-of-Compensation limit and Code Section 415 limit in effect for that year.  The Policy Committee will ignore the make-up Matching Contributions for purposes of the ADP and ACP Tests.  No investment earnings will be allocated to the make-up Matching Contribution for the period of leave.  The Policy Committee may require the Participating Employer to make a special contribution to fund the make-up Matching Contribution described herein.

Section 3.3.  Retirement Income Contributions.  (a)  Amount.  Subject to the limitations of Article 4, the amount of the Retirement Income Contribution to be allocated to each eligible Participant shall be equal to the percentage of the Participant’s Plan Compensation shown in the schedule below, based on the sum total of the Participant’s attained age (no decimals) plus the number of whole years of Vesting Service as of the end of the applicable Plan Year (“Points”):

If the Participant’s Total Points for a Plan Year are:	The Participant’s Retirement Income Contribution Will be Equal to the Following Percentage of the Participant’s Plan Compensation for that Plan Year:
Less than 35	1%
35 to 44	2%
45 to 54	3%
55 to 64	4%
65 to 74	5%
75 to 84	6%
85 or over	7%

Notwithstanding the foregoing, the amount of the Retirement Income Contribution to be allocated in any Plan Year to an eligible Participant who was employed by the Company on December 31, 2010, shall be no less than 3% of such Participant’s Plan Compensation.  If such a Participant terminates employment from and is later rehired by the Company, the foregoing sentence shall not apply and the Participant’s Retirement Income Contribution shall be determined solely based on the schedule above.

(b)                                 Eligible Participants.  A Participant shall be entitled to an allocation of the Employer Retirement Contribution for such year if the Participant:

(1)                                 is actively employed by the Participating Employers or their Affiliates as of the last day of the Plan Year; or

(2)                                 either (A) terminated from active employment with the Participating Employers or Affiliates during the Plan Year on account of (i) retirement on or after the Participant’s 55th birthday if at the time of such retirement the Participant had completed at least 10 years of Vesting Service, (ii) Total and Permanent Disability or (iii) death, or (B) is absent from active employment with the Participating Employers or Affiliates as of the last day of the Plan Year due to an authorized leave of absence; or

(3)                                 terminated from active employment with the Participating Employers or Affiliates during the Plan Year in accordance with Section 6.3(a).

(c)                                  Make-Up Contributions After Military Leave.  A Participating Employer will make Retirement Income Contributions for each of its Participants who returns to employment as an Eligible Employee from unpaid military leave (pursuant to USERRA and the HEART Act) in an amount that would have been allocated had the Participant remained in employment during such leave.  The amount of the make-up Employer Retirement Contribution will be based on the Plan Compensation he or she would have received if he or she had remained in active employment, at his or her rate of pay in effect when he or she began his or her lease.  If that pay rate cannot be determined with certainty, the Committee will treat the Participant as having Plan Compensation equal to the amount he or she received during the 12-month period preceding his or her leave or during the entire period of his or her employment if shorter than 12 months.  Each Employer Retirement Contribution will relate to the year for which it is made and will be subject to the percentage-of-Compensation limit and Code Section 415 limit in effect for that year.  No investment earnings will be allocated to the make-up Employer Retirement Contribution for the period of leave.  The Committee may require the Participating Employer to make a special contribution to fund the make-up Employer Retirement Contribution described herein.

Section 3.4.  Rollover Contributions.  (a)  Definition of Eligible Rollover Distribution.  For purposes of this Section, an Eligible Rollover Distribution will mean a payment received by a Participant from another qualified plan, an annuity contract described in Code Section 403(b), an eligible government deferred compensation plan described in Code Section 457(b), or a conduit individual retirement account or plan (IRA) that includes only money distributed from a qualified plan and earnings or gains therein, that is either (1) a lump sum payment (other than a hardship distribution), or (2) periodic payments over a period of less than 10 years.  Eligible Rollover Distributions shall include after-tax contributions.  Payments that are part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his or her named beneficiary, are not Eligible Rollover Distributions.  The Trustee also will not treat any distribution required under Code Section 401(a)(9) or any hardship distribution as an Eligible Rollover Distribution.

(b)                                 Rollover or Direct Plan Transfer.  A Participant who receives an Eligible Rollover Distribution may roll over all or part of the distribution to the Trustee including as a direct plan-to-plan transfer.  A rollover that is not a direct plan-to-plan transfer must be made within 60 days after the Participant receives the Eligible Rollover Distribution.

(c)                                  Required Information.  The Policy Committee may adopt such procedures, and may require such information from the Participant who desires to make a rollover contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section.

(d)                                 Prohibited Rollovers and Transfers.  The Plan will not accept rollover contributions from any plan that is subject to the joint and survivor annuity requirements set forth in Code Sections 401(a)(11) and 417, unless the Participant’s spouse consented in writing to the distribution from such plan in a manner which complies with the spousal consent requirements prescribed under Code Section 417.  The Policy Committee may require the Participant to submit a written certification either that he or she received his or her distribution from a plan that was not subject to the spousal consent requirements, or that his or her spouse properly consented to the distribution.

(e)                                  Refund of Prohibited Rollovers.  In the event the Policy Committee discovers that a Participant has made a rollover contribution to the Plan which fails to comply with this Section, the Plan will refund the contribution and all earnings attributable to it as soon as practicable.

(f)                                   Reliance on Participant’s Representations.  The Policy Committee may in good faith rely on the representations made by the Eligible Employee in his or her application to make a rollover contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

Section 3.5.  Exclusive Benefit of Participants.  All contributions will be irrevocable when made and will not revert to the Participating Employers or Affiliates, except as provided in Section 13.2(b).  All contributions and attributable earnings will be used for the exclusive benefit of Participants and their beneficiaries.

Section 3.6.  Payment to the Trustee.  Each Participating Employer will transfer to the Trustee, as soon as administratively practicable but in any event not later than 15 business days after the end of each month, the Before-Tax Contributions withheld for all of its Participants during the payroll periods ending in that month.  Each Participating Employer will transfer its Matching Contributions and Retirement Income Contributions with respect to a Plan Year to the Trustee no later than the extended due date of the Participating Employer’s federal income tax return for the fiscal year which ends within the Plan Year for which the contribution is made.

ARTICLE 4.  LIMITATIONS ON CONTRIBUTIONS

Section 4.1.  Excess Deferrals (Code Section 402(g)).  (a)  General.  The Plan will limit each Participant’s Before-Tax Contributions for each calendar year to the annual dollar limitation in effect under Code Section 402(g) and Code Section 414(v), as applicable for such year.  In the event any Participant makes contributions that exceed such limitation (“Excess Deferrals”) for any calendar year, the Excess Deferrals will or may be distributed under the following rules.

(b)                                 Time of Distribution.  If the Participant makes an Excess Deferral solely to this Plan, or to this Plan and to another plan maintained by a Participating Employer or its Affiliates, the Participant will be deemed to have notified the Policy Committee of such excess, and the Plan will distribute the Excess Deferral (or the pro rata portion of the Excess Deferral allocable to this Plan if the Excess Deferral was made to more than one plan) and attributable earnings (calculated pursuant to subsection (f)) as soon as practicable after it discovers the excess, but not later than the April 15th of the Plan Year following the Plan Year in which the Excess Deferral was made.  If the Participant made his or her Excess Deferral to this Plan and the plan of another employer, the Participant must notify the Policy Committee in writing of the amount of such Excess Deferral that will be allocated to this Plan no later than March 1 of the following year, and the Policy Committee may direct the Trustee to distribute the allocated Excess Deferral and attributable earnings (calculated pursuant to subsection (f)) by the April 15th of the following year.  The Participant must certify to the Policy Committee the amount of the Excess Deferral to be allocated to this Plan.  At the same time as Excess Deferrals are distributed, Matching Contributions that were made with respect to such Excess Deferrals will be forfeited and will be used as described in Section 6.3(d); provided that, when refunding Excess Deferrals, Before-Tax Unmatched Contributions will be refunded before Before-Tax Matched Contributions.

(c)                                  Order of Distributions.  The Plan will refund Excess Deferrals before it refunds any Before-Tax Contributions under Section 4.2 to avoid failing the ADP Test.

(d)                                 Inclusion in ADP Test.  Excess Deferrals made by HCEs will be included in the ADP Test under Section 4.2 for the Plan Year in which they were made, whether or not they are refunded in the same or next following Plan Year.  Excess Deferrals timely refunded to NCEs will not be included in the ADP Test.  However, Excess Deferrals which are also Excess Annual Additions and which are refunded under Section 4.4 as such, will not be included in the ADP Test.

(e)                                  Inclusion in Annual Addition.  Excess Deferrals made by HCEs and by NCEs which are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included as part of their Annual Additions under Section 4.4.

(f)                                   Determination of Earnings.  The Policy Committee will use the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s Excess Deferrals, including gap period income to the extent required to be taken into account under regulations issued by the Secretary of the Treasury.

Section 4.2.  Actual Deferral Percentage Test (ADP Test).  (a)  ADP Test.  The Policy Committee will conduct the ADP Test for each Plan Year to determine whether the actual deferral percentage (ADP) for the HCE group and the ADP for the NCE group are within the maximum disparity described in subsection (3).  The Policy Committee will conduct the ADP Test as follows:

(1)                                 Actual Deferral Ratio (ADR).  The Committee will determine for each HCE group member and each NCE group member, the ratio of the member’s Before-Tax Contributions (excluding catch-up contributions), any of his or her Matching Contributions recharacterized as qualified Matching Contributions and/or any corrective contributions used in the ADP Test, to his or her Test Compensation. If an HCE is a participant in more than one cash and deferred arrangement of a Participating Employer and its Affiliates, the HCE’s ratio hereunder shall be calculated as if all such arrangements were one arrangement and all such arrangements had the same plan year as this Plan.  Any Before-Tax Contributions which are distributed under Section 4.4 will not be included in the ADP Test.

(2)                                 Average Deferral Percentage (ADP).  The ADP for the HCE group is the average of their individual ADRs, calculated separately for each employee in the HCE group.  The ADP for the NCE group is the average of their individual ADRs, calculated separately for each employee in the NCE group.  If this Plan is aggregated with another plan(s) for purposes of Code Section 401(a)(4) or 410(b), this Plan and such other plan(s) shall be treated as a single plan for purposes of the ADP Test.

(3)                                 Maximum Disparity.  In no Plan Year will the ADP of the HCE group exceed the greater of: (A) the ADP of the NCE group for the Plan Year multiplied by 1.25; or (B) the lesser of the ADP of the NCE group for the Plan Year plus 2 percentage points, or the ADP of the NCE group for the Plan Year multiplied by 2.  The Plan has elected to use the current year testing method until amended in accordance with the Code.

(b)                                 Correction Before Excess Contributions are Made.  In the event the Policy Committee determines that the Plan will fail to meet the ADP Test for the Plan Year, it may limit the Before-Tax Contributions for the HCE group by such amount and beginning as of such pay period as it considers necessary to prevent failing the ADP Test.

(c)                                  Correction After Excess Contributions are Made.  In the event the Policy Committee determines that the Plan failed to meet the ADP Test for the Plan Year, it will select one or more of the following methods to cure the failure no later than the end of the Plan Year following the Plan Year for which the test failed.

(1)                                 Recharacterization.  The Policy Committee may elect to correct the ADP test failure by recharacterizing Matching Contributions for the NCE group as qualified matching contributions.  In such event, it will recharacterize the Matching Contributions of NCEs in the order of the dollar amount contributed, beginning with the NCE with the highest dollar amount and continuing the recharacterization, if necessary, until all NCEs have the same dollar amount of Matching Contributions, and then reducing those dollar amounts equally.

(2)                                 Corrective Contribution (QNECs and QMACs).  The Policy Committee may require a Participating Employer to make a corrective contribution in the amount necessary to satisfy the ADP Test.  The Policy Committee will cause each corrective contribution to be allocated by one of the following methods, and may select the group(s) of NCEs to whom the contributions will be allocated and the percentages allocated to each group; provided that the group of NCEs selected and the method of allocation shall be consistent with Internal Revenue Service requirements.  All corrective contributions will be allocated to the Participant’s Before-Tax Account.

(A)                               Qualified Matching Contributions (QMACs).  The Policy Committee may direct a Participating Employer to make a corrective contribution to match a percentage of the Before-Tax Contributions made by selected NCE Participants for the Plan Year in the amount necessary to meet the ADP Test for the Plan Year.  The Policy Committee may direct uniform or nonuniform percentages for each selected NCE Participant.

(B)                               Qualified Nonelective Contributions (QNECs).  The Policy Committee may direct a Participating Employer to make a corrective contribution in an amount equal to a percentage of the Test Compensation earned by selected NCE Participants for the Plan Year, in the amount necessary to meet the ADP Test for the Plan Year.  The Policy Committee may direct uniform or nonuniform percentages for each selected NCE Participant.

(C)                               Fixed-Dollar Method.  The Policy Committee may determine the amount of the corrective contribution needed to satisfy the ADP Test for the Plan Year, and may allocate those dollars among selected NCE Participants on the basis of performance or by any method selected by the Policy Committee.

(3)                                 Refund.  The Policy Committee may elect to correct the ADP test failure by making refunds.  In such event, it will determine the aggregate dollar amount to be refunded by reducing the ADR of the HCE with the highest ratio to the extent necessary to meet the ADP test or to cause such ratio to equal the ADR of the HCE with the next highest ratio.  This process (“Ratio Leveling”) will be repeated until the ADP test is passed.  The amount of Before-Tax Contributions made by each HCE in excess of his revised ratio shall then be added together to determine the aggregate amount to be distributed.  The aggregate excess ADP contributions (and earnings thereon) determined under the preceding sentence will then be refunded to the HCEs, in the order of the dollar amount of Before-Tax Contributions contributed, beginning with the HCE with the highest dollar amount of Before-Tax Contributions and continuing the refunds, if necessary, until all HCEs have the same dollar amount of Before-Tax Contributions, and then reducing those dollar amounts equally (“Dollar Leveling”).  The Policy Committee will first refund Before-Tax Unmatched Contributions to each affected HCE, and will then refund Before-Tax Matched Contributions.  If any Before-Tax Matched Contributions are refunded, the related Matching Contributions will be forfeited and used as provided in Section 6.3(d). The Policy Committee will use the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s allocation of excess ADP contributions, including gap period income to the extent required to be taken into account under Code Section 401(k) or the regulations issued by the Secretary of the Treasury.

Section 4.3.  Actual Contribution Percentage Test (ACP Test).  (a)  ACP Test.  The Policy Committee will conduct the ACP Test for each Plan Year to determine whether the actual contribution percentage (ACP) for the HCE group and the ACP for the NCE group are within the maximum disparity described in subsection (3).  The Policy Committee will conduct the ACP Test as follows:

(1)                                 Actual Contribution Ratio (ACR).  The Policy Committee will determine, for each HCE group member and each NCE group member, the ratio of the member’s Matching Contributions, and/or corrective contributions used in the ACP Test, to his or her Test Compensation.  Matching Contributions recharacterized as qualified matching contributions under the ADP Test will not be considered.  Matching Contributions allocated to a suspense account under Section 4.4 will also not be taken into account.  If an HCE is a participant in more than one plan of a Participating Employer and its Affiliates to which matching contributions or employee after-tax contributions are made, the HCE’s ratio hereunder shall be calculated as if all such arrangements were one arrangement and all such arrangements had the same plan year as this Plan.

(2)                                 Average Contribution Percentage (ACP).  The ACP for the HCE group is the average of their individual ACRs, calculated separately for each employee in the HCE group.  The ACP for the NCE group is the average of their individual ACRs, calculated separately for each employee in the NCE group.  If the Plan and another plan(s) of a Participating Employer and its Affiliates are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of the ACP Test.

(3)                                 Maximum Disparity.  In no Plan Year will the ACP of the HCE group exceed the greater of (A) the ACP of the NCE group for the Plan Year multiplied by 1.25; or (B) the lesser of the ACP of the NCE group for the Plan Year plus 2 percentage points, or the ACP of the NCE group for the Plan Year multiplied by 2.  The Plan has elected to use the current year testing method until amended in accordance with the Code.

(b)                                 Correction Before Excess Aggregate Contributions Made.  In the event the Committee determines that the Plan will fail to meet the ACP Test for the Plan Year, it may limit the Matching Contributions for the HCE group by such amount as it considers necessary to prevent failing the ACP Test.

(c)                                  Correction After Excess Contributions are Made.  In the event the Plan fails to meet the ACP Test for a Plan Year, it will select one or more of the following methods to cure the failure no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed.

(1)                                 Corrective Contribution (QNECs).  The Policy Committee may direct a Participating Employer to make a corrective contribution in an amount equal to a percentage of the Test Compensation earned by selected NCE Participants for the Plan Year, in the amount necessary to meet the ACP Test for the Plan Year.  The Policy Committee may direct uniform or nonuniform percentages for each selected NCE Participant, all in accordance with such nondiscriminatory rules and requirements as the Secretary of the Treasury may prescribe with respect to such contributions.  All Corrective Contributions will be allocated to the eligible Participants’ Before-Tax Account.

(2)                                 Distribution/Forfeiture.  The Policy Committee may elect to distribute and/or forfeit (to the extent not vested) Matching Contributions (and earnings thereon) to HCEs. The Policy Committee will determine the aggregate dollar amount of the excess to be refunded by reducing the ACR of the HCE with the highest ratio to the extent necessary to  meet the ACP test or to cause such ratio to equal the ACR of the HCE with the next highest ratio.  This process (“Ratio Leveling”) will be repeated until the ACP test is passed.  The amount of Matching Contributions made on behalf of each HCE in excess of his revised ratio shall then be added together to determine the aggregate amount to be distributed.  The aggregate excess ACP contributions (and earnings thereon) determined under the preceding sentence will then be refunded to the HCEs (or forfeited if not vested), in the order of the dollar amount of Matching Contributions, beginning with the HCE with the highest dollar amount of Matching Contributions and continuing the refunds or forfeitures, if necessary, until all HCEs have the same dollar amount of Matching Contributions, and then reducing those dollar amounts equally (“Dollar Leveling”).  The Policy Committee will use the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s allocation of excess ACP contributions, including gap period income to the extent required to be taken into account under Code Section 401(m) or regulations issued by the Secretary of the Treasury.

Section 4.4.  Annual Addition Limitation (Code Section 415).

(a)                                 General Rule.  The annual additions allocated to a Participant’s Account for a limitation year may not exceed the limitation in effect under Code Section 415(c)(3).  The requirements of Code Section 415, including the limitation in effect under Code Section 415(c)(3), are incorporated herein by reference.

(b)                                 Definitions.  For purposes hereof:

(1)                                 The limitation year shall be the calendar year.

(2)                                 The term “annual additions” means annual additions within the meaning of Code Section 415(c)(2) and regulations promulgated thereunder.

(3)                                 The term “compensation” for purposes of the Code Section 415(c) limit means the Participant’s wages within the meaning of Code Section 3401(a) paid by the Company and its affiliates, plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).  Any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed are disregarded for this purpose.  To be taken into account, compensation must be paid or treated as paid to the Participant prior to the Participant’s severance from employment with the Company and its affiliates, or paid by the later of 2½

months after severance from employment or the end of the limitation year that includes the date of severance from employment but only if such post-severance payments are regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments and such payments would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company and its affiliates.

Notwithstanding the foregoing:

(A)                               Compensation paid to an individual who does not currently perform services by reason of qualified military service (to the extent such compensation does not exceed the amounts the individual would have earned if the individual had continued to perform services for the Employer or a Related Employer) shall be included.

(B)                               Compensation paid to an individual who is permanently and totally disabled (within the meaning of Code Section 22(e)(3)) shall be counted to the extent the requirements of Treasury Regulation Section 1.415(c)-2(g)(4)(ii)(A) and (C) are satisfied.

(C)                               No amounts, other than amounts described in the first paragraph of this subsection (b)(3), that are paid after a Participant’s severance from employment, such as severance, shall be included in compensation hereunder.

(D)                               Compensation in excess of the limit in effect under Code Section 401(a)(17) for the limitation year shall not be considered.

(c)                                  Correction.  If the annual additions to be allocated to the Participant’s Account for a limitation year exceed the limit prescribed by Code Section 415, then the sole method of correction shall be through the EPCRS program.  If the Participant received an annual addition to both this Plan and another plan of the Company or its Affiliates in the limitation year in which such annual additions would exceed the limit prescribed by Code Section 415, the correction of such excess contributions shall be made first from the Participant’s annual additions in the plan to which the Participant most recently became a participant prior to the end of the limitation year, and then, if necessary, from the other plan.

ARTICLE 5.  INDIVIDUAL ACCOUNTS

Section 5.1.  Establishment of Participant’s Accounts.  Each Participant shall have a separate Account established and maintained for him or her for the portion of his or her interests in the Trust Fund.

Section 5.2.  Adjustments to Account Balances.  (a)  Regular Valuation Dates.  As of each Valuation Date, the Trustee will determine the Current Fair Value of the Trust Fund and of each Account.  The Trustee will adjust the Account balances of each Participant to reflect his or her allocations of contributions, payments from his or her Accounts and investment gains or losses and expenses.

(b)                                 Valuations Binding.  In determining the value of the Trust Fund and each individual Account, the Trustee and the Policy Committee will exercise their best judgment, and all determinations of value will be binding upon all Participants and their beneficiaries.

(c)                                  Statement of Account Balances.  Following the close of each Plan Year, the Policy Committee will provide to each Participant and other payee for whom an Account is maintained, a statement showing all allocations to, and distributions and withdrawals from, each of his or her Accounts, and the current value of each of his or her Accounts.  For any Plan Year, the Policy Committee may provide statements more frequently than annually or may permit Participants to access statements on a website.  Within 90 days after the account holder’s receipt of such statement, the account holder will be deemed to have accepted the statement as true, correct and complete.

(d)                                 Correction of Mistakes.  In the event the Policy Committee discovers that a mistake has been made in an allocation to, or a distribution from, any Participant’s Account or in the Plan’s recordkeeping, or any other mistake which affects an Account balance, it will correct the mistake as soon as practicable.  If a mistake has been made in an allocation, the Policy Committee will adjust the allocation in a manner to correct the Account balance so that it reflects, to the greatest extent possible, the amount it would have reflected if the mistake had not been made.  If an overpayment has been made, the Policy Committee will seek cash reimbursement to the extent that recovery efforts would not be more expensive and/or burdensome than is justified under the circumstances.  If an underpayment has been made, the Policy Committee will pay the amount of the underpayment in a single sum.  The Policy Committee will treat any other addition to the Account as an expense of the Plan, and will treat any other subtraction from the Account as a forfeiture and will use it in accordance with the provisions of Section 6.3(d).  In the event the Plan makes an error which is reflected in any communication or statement issued to the affected Participant, and the Participant fails to notify the Policy Committee of the error within 90 days of the Participant’s receipt of such communication or statement, the Plan will not be liable for any loss resulting from the error which occurs after the Participant receives the communication.

Section 5.3.  Investment Election.  (a)  Available Funds.  At the direction of the Employee Benefits Investment Committee, the Trustee will maintain various Investment Funds from time to time, each of which will be described to Participants in such manner as is determined by the Employee Benefits Investment Committee.  The Common Stock Fund shall be one of the available Investment Funds.  Each fund may hold cash and other liquid investments in such amounts as the Employee Benefits Investment Committee and/or Trustee consider necessary to meet the Plan’s liquidity requirements and to pay administrative expenses.

(b)                                 Participant Elections.  Except as otherwise provided in this Article 5 and subject to any restrictions imposed by a particular Investment Fund, Participants may elect to allocate and reallocate their Accounts among the various Investment Funds made available from time to time in such form and manner as is prescribed by the Policy Committee pursuant to rules uniformly applied.  Such investment elections shall remain in effect unless change by the Participant in such form and manner as is prescribed by the Policy Committee.  The Account balance of any Participant who fails to timely complete and submit his or her investment election will be invested in one or more default Investment Funds determined by the Employee Benefits Investment Committee.  As of the Spin Date, a Participant’s investment election with respect to the Common Stock Fund will be automatically cancelled, and such investment election will be changed to the default Investment Fund then provided under the Plan.  A Participant must affirmatively elect, after the Spin Date, to allocate contributions into, or re-allocate his or her Accounts into, the Company Stock Fund as it exists thereafter.

(c)                                  Allocation of Earnings.  All earnings attributable to the Account balances invested in each Investment Fund will be reinvested in that Investment Fund.

(d)                                 Restrictions on Investments.  Notwithstanding the foregoing, if either the Policy Committee or the Employee Benefits Investment Committee determines that any reallocation of funds held in any Investment Fund might violate applicable securities laws or is for any other reasons impracticable or contrary to the best interests of the Participants as a whole, the Policy Committee or the Employee Benefits Investment Committee may suspend or limit the right of any Participant to reallocate the funds under this Section and/or defer the execution of any reallocation election.

ARTICLE 6.  VESTING

Section 6.1.  Before-Tax Contributions Account and Rollover Accounts.  A Participant shall be fully vested in the balance of his or her Before-Tax Contributions Account and Rollover Contributions Account.

Section 6.2.  Matching Contributions Account and Retirement Income Contributions Account.  A Participant shall be vested in the balance of his or her Matching Contributions Account and Retirement Income Contributions Account at any given time in accordance with the following schedule:

Full Years of	Nonforfeitable Percentage
Vesting Service	of Account

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Section 6.3.  Termination of Employment.  (a)  Termination by Reason of Retirement, Death or Job Elimination.  Notwithstanding Section 6.2, if a Participant’s termination of employment with the Participating Employers and their Affiliates occurs:

(1)                                 on or after attainment of Normal Retirement Age,

(2)                                 by reason of death, or (3) on account of the elimination of the Participant’s job in connection with:  a sale or permanent closing of a plant, facility, unit or similar operation; permanent reductions due to curtailment of business, reorganization or outsourcing; or any other similar event (as determined by the Policy Committee in accordance with uniform and nondiscriminatory standards), then the entire balance of such Participant’s Matching Contribution Account and Retirement Income Contributions Account shall be fully vested and nonforfeitable as of the date of such termination of employment.

(b)                                 Other Termination of Employment.  If a Participant’s termination of employment with the Participating Employers and their Affiliates occurs other than by reason of one of the events described in subsection (a), then the vested portion of the Participant’s Matching Contribution Account and Employer Retirement Contribution Account shall be determined as of his or her Severance Date based on the schedule set forth in Section 6.2.

(c)                                  Forfeiture of Unvested Account.  The portion of the Participant’s Matching Contribution Account and Employer Retirement Contribution Account which is not vested shall be forfeited from the Participant’s Accounts upon the earlier of the date (1) the Participant incurs a Period of Severance of at least 72 consecutive months in duration, or (2) the Participant receives a distribution of the vested portion of his or her Accounts.  Prior to forfeiture, such unvested portion shall continue to share in allocations of earnings, gains, or losses pursuant to Article 5.  For purposes of this Section, a Participant who has no vested interest in any portion of his or her Accounts shall be deemed to have received distribution of the Account upon his or her termination of employment.

(d)                                 Use of Forfeitures.  Any amounts forfeited during a Plan Year shall first be used to reinstate forfeited accounts under subsection (e), and then used to reduce Matching Contributions, Retirement Income Contributions and/or any other required employer contributions, including employer nonelective contributions due for the year in which the forfeiture occurred.  Any forfeitures remaining after such allocation shall be used to pay permissible Plan expenses, to the extent determined by the Company.  Any forfeitures remaining thereafter shall be allocated among the Accounts of Participants who are employed on the last day of the Plan Year in which such forfeitures arose, in the ratio that the amount of such Participant’s Before-Tax Contributions eligible for Company Matching Contributions bears to the total amount of Before-Tax Contributions eligible for Company Matching Contributions of all Plan Participants who are eligible for an allocation of forfeitures hereunder.

(e)                                  Reemployment after Forfeiture.  If an Employee who has suffered a forfeiture from his or her Matching Contributions Account or Retirement Income Contributions Account as a result of taking a distribution (or deemed distribution) returns to employment as an Eligible Employee before the duration of his or her Period of Severance equals 72 consecutive months, then the dollar amount forfeited pursuant to subsection (c) shall be reinstated to the Participant’s Matching Contributions or Retirement Income Contributions Account, as applicable, if and only if the Participant repays the full amount of the distribution from his or her Matching Contributions and/or Retirement Income Contributions Account (if any) prior to the fifth anniversary of the date on which he or she subsequently becomes an Eligible Employee.  An Employee described in the prior sentence who is deemed to receive a distribution of his or her entire nonforfeitable interest under the last sentence of subsection (c) shall be deemed to have repaid such distribution on the date he or she again becomes an Eligible Employee.  The restored amount shall be funded out of forfeitures for the Plan Year in which such amounts are to be restored, or, if such forfeitures are not sufficient, out of additional contributions made by the Company.

Section 6.4.  Total and Permanent Disability.  Notwithstanding Section 6.2, if a Participant becomes Totally and Permanently Disabled while employed with the Participating Employers and their Affiliates, then the entire balance of such Participant’s Matching Contribution Account and Retirement Income Contributions Account shall be fully vested and nonforfeitable as of the date of such Total and Permanent Disability.

ARTICLE 7.  IN-SERVICE WITHDRAWALS AND LOANS

Section 7.1.  General Rules.  (a)  General.  The provisions of this Article 7 govern the availability of loans and withdrawals while a Participant is employed by a Participating Employer or any Affiliate.  If a Participant who submits a request for a loan or withdrawal terminates employment prior to the issuance of the loan proceeds or prior to the distribution, the Participant will be deemed to have withdrawn such request.

(b)                                 Available Amount.  The amount available to the Participant who makes an in-service withdrawal or loan will be based on his or her available vested Account balances (minus any outstanding loan balance) determined as of the Valuation Date on which the withdrawal or loan is processed.  The Policy Committee may prescribe the order of Accounts (and Investment Funds) from which amounts will be withdrawn or loaned, pursuant to rules uniformly prescribed.

(c)                                  Application and Payment.  All requests for withdrawals or applications for loans shall specify the amount to be withdrawn or loaned, and shall be made in such form and manner as is prescribed by the Policy Committee pursuant to rules uniformly applied in order to be effective.  The amount withdrawn or loaned will be paid to the Participant in a single payment as promptly as practicable after the request is processed and/or approved.

Section 7.2.  In-service Withdrawal After Age 59½.  After a Participant reaches age 59½, he or she may withdraw all or part of his or her available vested Account balances.  The available Account balances are:  (a) his or her Before-Tax Contributions Account:  (b) the vested portion of his or her Matching Contributions Account; and (c) effective January 1, 2013, the vested portion of his or her Pre-2013 Retirement Income Contributions Account.  Any amount withdrawn pursuant to an election hereunder will first be taken from the available Account balances other than the Pre-2013 Retirement Income Contributions Account.  Notwithstanding the foregoing, the Pre-2013 Retirement Income Contributions Account will no longer be an available Account balance after a Participant has made one election hereunder during his or her lifetime.

Section 7.3.  In-service Withdrawal After Disability.  At any time after a Participant becomes Totally and Permanently Disabled, he or she may withdraw all or part of his or her vested Account balances. There is no limit on the number of withdrawals available.

Section 7.4.  In-service Withdrawal from Rollover Account.  A Participant may withdraw all or part of his or her Rollover Account at any time.  There is no limit on the number of withdrawals available.

Section 7.5.  Required In-service Withdrawal For 5-Percent Owners.  A Participant who is a 5-percent owner of a Participating Employer or an Affiliate must withdraw each year from his or her vested Account balances, beginning with the year in which he or she reaches age 70½, at least the minimum amount required by Code Section 401(a)(9) to be distributed with respect to such year.  If such a Participant does not elect a withdrawal amount, the Plan will automatically distribute such minimum amount to the Participant no later than the last date for which such distribution may be made under Code Section 401(a)(9).

Section 7.6.  Hardship Withdrawals.  The Policy Committee (or its delegate) may approve a hardship withdrawal request made by a Participant if the Participant demonstrates to the Policy Committee that he or she faces an immediate and heavy financial need that cannot be met from other resources that are reasonably available to the Participant.

(a)                                 Available Amount.  The amount withdrawn may not exceed the amount of any immediate heavy financial need (including actual expenses incurred or to be incurred by the Participant because of his or her hardship), plus (as part of the same withdrawal) the reasonably estimated amount of taxes and penalties he or she must pay on the withdrawal.  In addition, the sum of the Participant’s outstanding loan balance under Section 7.6 (if any), plus the amount of his or her hardship withdrawal, may not exceed his or her total aggregate vested “available account balances” (as defined in subsection (b)) determined as of the hardship withdrawal date.

(b)                                 Available Accounts.  The Participant’s “available account balances” are his or her vested Matching Contribution Account and Before-Tax Contribution Account, excluding any earnings credited to his or her Before-Tax Contribution Account after January 1, 1989.  The Participant must first make withdrawals from the vested portion of his or her Matching Contribution Account.  If such amounts are insufficient, then the withdrawal may be taken from the Participant’s Before-Tax Account but only if: (i) the Participant has first withdrawn or borrowed all amounts available to him or her under this or any other plan of a Participating Employer or Affiliate, (ii) the Participant’s Before-Tax Contributions are suspended for a period of 6 months following such withdrawal, and (iii) the withdrawal does not exceed the amount of the immediate and heavy financial need (including taxes due on the withdrawal).   The Retirement Income Contribution Account is not an available account balance for Hardship Withdrawal.

(c)                                  Immediate and Heavy Financial Need.  The Participant may make a hardship withdrawal only if he or she incurs a hardship which creates an immediate and heavy financial need which he or she cannot meet without the withdrawal.  A hardship withdrawal must be necessitated by either:

(1)                                 Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d), determined without regard to whether the expenses exceed 7.5% of adjusted gross income;

(2)                                 Costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments);

(3)                                 Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (within the meaning of Code Section 152 but without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(4)                                 Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence, or foreclosure of the mortgage on that residence;

(5)                                 Payments necessary for burial or funeral expenses of the Participant’s deceased parent, spouse, child, or dependent (within the meaning of Code Section 152 but without regard to Code Section 152(d)(1)(B)); or

(6)                                 Expenses necessary for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(d)                                 Withdrawal Necessary to Meet Need.  In order to demonstrate that the need cannot be met from other resources, the Participant may be required to represent in writing that he or she cannot meet his or her hardship from personal savings and/or the resources listed below that are reasonably available to him or her, or that the effect of drawing upon these resources would be to increase his or her existing hardship or to create an additional hardship:

(1)                                 Cessation of Before-Tax Contributions to this Plan and before-tax deposits under any qualified or nonqualified plan maintained by a Participating Employer or its Affiliates;

(2)                                 Insurance or other reimbursement for the loss that created the hardship;

(3)                                 Sale of assets at fair market value including assets owned by his or her spouse and minor children that are reasonably available to him or her; and/or

(4)                                 Withdrawals or nontaxable loans from this or any other plan maintained by the Participating Employer or an Affiliate, or loans from commercial lenders on reasonable terms.

(e)                                  Nondiscrimination.  The determination of the existence of the Participant’s immediate and heavy financial need and the necessity of the withdrawal to meet the need will be made by the Policy Committee in a uniform and nondiscriminatory manner.

(f)                                   Reliance on Participant’s Representations.  The Policy Committee will in good faith rely on the representations made by the Participant in his or her application for the hardship withdrawal and will not be held accountable for any misrepresentation.

Section 7.7.  Loans.  Participants may receive loans from the Plan in accordance with rules prescribed by the Policy Committee in a uniform and nondiscriminatory manner, which are incorporated by reference herein, subject to the following rules.

(a)                                 Application and Eligibility.  The Participant who wishes to make a loan during his or her employment may request the loan, in such form and manner as is specified by the Policy Committee, specifying the amount to be borrowed.  Except as otherwise required under Section 408(b)(1) of ERISA, no Participant may receive a loan after he or she terminates employment, and no beneficiary will be eligible for a loan.

(b)           Available Amount.  The Participant may request a loan from the aggregate of his or her vested loanable Account balances (as defined in subsection (e)).  The total principal amount of the Participant’s outstanding loans may not exceed the lesser of (1) 50 percent of his or her aggregate loanable Account balances as of the date the loan is approved, or (2) $50,000, reduced by an amount equal to his or her highest aggregate outstanding loan balance(s) during the twelve months immediately preceding the date of his or her current loan.  The minimum amount of the loan must be $1,000.00.  Only two loans may be outstanding at any time.

(c)           Interest.  The loan will bear interest at a reasonable rate established by the Policy Committee in a uniform and nondiscriminatory manner on the basis of rates currently charged by commercial lenders.

(d)           Investment of Account Balances.  The Policy Committee will treat each loan as an investment of the Participant’s Account balances and will credit his or her principal and interest payments to the Accounts from which his or her loan proceeds were taken.  Principal and interest payments will be invested according to the Participant’s current election for his or her contributions.

(e)           Available Accounts.  Each loan will be made from the Participant’s Accounts as follows:  (1) Before-Tax Contributions Account and (2) the vested balance of his or her Matching Contributions Account (the “loanable account balances”).  No other accounts are available for loans.

(f)            Security.  Each loan will be treated as an investment of the Participant’s borrowed Account balances, and must be evidenced by his or her execution of a note in such form and in such manner as is determined by the Policy Committee.  The loan must be secured by the Participant’s pledge of fifty percent (50%) of the balances in his or her Accounts from which his or her loan is made.

(g)           Term.  Each loan will be for a term of one, two, three, four or five years as requested by the Participant.  A Participant may prepay his or her loan in full at any time without penalty.

(h)           Suspension of Repayments During Military Leave.  Each Participant may elect to suspend his or her loan repayments while he or she is on unpaid military leave.  The five-year maximum repayment period will be extended by the length of the suspension.

(i)            Suspension of Repayments During Other Leaves.  In the case of a Participant who is on a leave of absence without pay (or a reduced work schedule such that the Participant earns less, after applicable tax withholding, than the amount necessary to pay a required installment on a loan), the Policy Committee may allow the Participant to suspend payments of the loan for up to one year; provided that such suspension does not operate to extend the maturity date of the loan.  In any case in which repayments have been suspended, upon the Participant’s return to work or the end of the suspension period, as applicable, the Participant’s loan shall be re-amortized over its remaining term unless the Participant elects to make monthly payments at the level in effect prior to the suspension and a “balloon” payment of the remaining loan balance (including accrued interest) at maturity.

(j)            Repayment by Payroll Deductions.  So long as the Participant continues to earn Compensation, he or she must make his or her loan repayments by payroll deductions in equal amounts throughout the term of the loan.

(k)           Termination of Employment.  Upon a Participant’s termination of employment, the outstanding loan balance (other than with respect to a Participant who qualifies as a party in interest) shall be accelerated to the date of termination and, unless paid in full as of the date of termination, the provisions of subsection (1) shall apply.  Notwithstanding the foregoing, the Policy Committee may permit Participants to continue to pay outstanding loans after termination of employment in accordance with such rules and procedures as are prescribed by the Policy Committee on a uniform and nondiscriminatory basis.

(l)            Default.  If a Participant fails to pay his or her loan payments when due (including repayment in full upon termination of employment), he or she shall be given a grace period through the end of the calendar quarter after the calendar quarter in which the default arose to bring the loan current.  If the Participant fails to do so, his or her loan shall be considered in default and a deemed distribution for purposes of Code Section 72(p) shall occur as of the end of the grace period. Notwithstanding the foregoing, a Participant who takes a distribution of the entire vested balance of his or her Account shall have the portion of his or her Account used to secure the loan distributed to him or her in satisfaction of the loan and shall not be provided a grace period to repay such loan.

(m)          Fees.  The Trustee may charge loan origination and annual maintenance fees in connection with any loan.  Any such fees shall be deducted directly from the Account of the Participant who incurs such fees.

Section 7.8.  Special Vesting Rule.  If a Participant receives an in-service withdrawal under this Article 7 with respect to the Participant’s Matching Contributions Account and Retirement Income Contributions Account at a time when the Participant is partially but not fully vested in such Matching Contribution Account and Retirement Income Contributions Account, separate subaccounts shall be maintained for (i) the portion of the Participant’s account attributable to Matching Contributions and Retirement Income Contributions made prior to the withdrawal, and earnings thereon, and (ii) the portion of the Participant’s account attributable to Matching Contributions and Retirement Income Contributions made after the distribution, and earnings thereon.  The Participant’s vested interest in the portion of the account made prior to the withdrawal shall be determined consistent with Section 1.411(a)-7(d)(5)(B) of the Income Tax Regulations.

ARTICLE 8.  POST-EMPLOYMENT DISTRIBUTIONS

Section 8.1.  Payment Events.  A Participant who terminates employment from the Participating Employers and their Affiliates for any reason, or the beneficiary of a deceased Participant, will be eligible for a distribution of his or her aggregate vested Account balances, subject to the provisions of this Article 8.  Except as provided in Section 8.3(a), the Participant or beneficiary must apply for payment in such form and manner as is prescribed by the Policy Committee, and the lump sum payment will be made as soon as practicable after a proper application for a distribution is received and processed.  If a Participant’s status changes from an Employee to a leased employee (within the meaning of Code Section 414(n)), the Participant shall not be considered to have a severance from employment until the Participant ceases to be a leased employee.

Section 8.2.  Amount of Payment.  The Participant or beneficiary will receive the amount of the vested Account balances (minus any outstanding loan balance which is not repaid by the earlier of the end of the grace period or the date of distribution) determined as of the last Valuation Date preceding the payment date.

Section 8.3.  Form and Timing of Payment.  Except as provided in subsection (c), the lump sum is the only form of payment available under the Plan.

(a)           Balance Not Over $1,000.  The Policy Committee will direct the Trustee to make payment (not later than the last day of the Plan Year following the year in which the Participant’s termination of employment occurs) of any Participant’s whose aggregate vested Account balance not exceed $1,000 as of the date of distribution, and the Participant may not defer such payment; provided that the Participant may elect a direct rollover of any payment in excess of $200 under Section 8.6.

(b)           Balance Over $1,000.  If the Participant’s aggregate vested Account balances are greater than $1,000 at the time he or she is eligible for a distribution, the Participant may either apply for an immediate lump sum payment or may defer payment of his or her aggregate Account balances until a date no later than the later of (1) the April 1 following the calendar year in which the Participant attains age 70½ or (2) for any Participant other than a 5% owner within the meaning of Code Section 416(i), the April 1 following the calendar year in which the Participant terminates employment (the “required distribution date”).  No distribution shall be made prior to the required distribution date until a Participant makes application for benefits in such form and manner as prescribed by the Policy Committee.  Notwithstanding the foregoing, if a Participant fails to request a distribution as of the required distribution date, the Policy Committee will cash-out the Participant’s vested Account balance as of such date without Participant consent or application if the Participant can be located, or will forfeit the Account under Section 13.7 if the Participant cannot be located.

(c)           Minimum Required Distributions.  A Participant described in subsection (b) who is required to begin receiving distributions from his or her Account pursuant to Code Section 401(a)(9) for a Plan Year may elect, in lieu of a lump sum distribution, to receive an annual payment equal to at least the minimum amount required to be distributed pursuant to

Code Section 401(a)(9).  Such a Participant may elect, at any time, to receive the remaining vested balance of his or her Account in a lump sum.

Section 8.4.  Designation of Beneficiaries; Payment After Death.  (a)  Procedure.  The primary beneficiary of a Participant who is married on the date his or her death shall be the Participant’s surviving spouse, unless the Participant previously designated another beneficiary with the written consent of such spouse; provided that spousal consent will not be required if the Participant provides the Policy Committee with a valid decree of abandonment or legal separation, or with satisfactory evidence that he or she cannot obtain consent because he or she has been unable to locate his or her spouse after reasonable effort.  A married Participant may name one or more contingent beneficiaries to receive any vested Account balances in the event his or her spouse does not survive him or her, and will not need his or her spouse’s consent.

The unmarried Participant, and the married Participant who has his or her spouse’s written consent, may name one or more beneficiaries.  If the Participant names multiple beneficiaries, he or she must indicate the percentage payable to each.  Beneficiaries can be individuals, religious organizations, educational organizations, charitable organizations, trusts, or the Participant’s estate.  Subject to the spousal consent requirement, the Participant may change his or her designation at any time, and each change will revoke all his or her prior designations.

To be effective, each designation must be made in writing on a form provided by the Policy Committee and must be signed and filed with the Policy Committee before the Participant’s death, and if spousal consent is required, the election (1) must be signed by the Participant’s spouse; (2) the spouse’s consent must acknowledge the effect of the election and that he/she cannot later revoke the waiver; (3) the spouse’s consent must either specifically approve each named beneficiary, or must permit the Participant to name any beneficiary; and (4) the spouse’s consent must be witnessed by a notary public.  If the spouse is incompetent, the spouse’s legal guardian may give consent, even if the guardian is the Participant.

If a married Participant designates his or her spouse as a primary or contingent beneficiary and the Participant and his or her spouse subsequently divorce or legally separate, the following rules shall apply:

(1)                                 If the Policy Committee receives notice of the Participant’s divorce or legal separation from such spouse prior to April 1, 2010, such designation (to the extent applicable to such spouse) will be automatically null and void as of the date of the receipt of such notice and such spouse’s interest shall be divided among the remaining primary or contingent beneficiaries pro rata according to their respective portions, or shall be payable according to the default rules described below, unless otherwise required by the terms of a qualified domestic relations order or the Participant redesignates his or her former spouse as a beneficiary after the date of divorce or legal separation.

(2)                                 Notice to the Policy Committee of the Participant’s divorce or legal separation on or after April 1, 2010 shall not affect the

Participant’s designation of his or her former spouse as a primary or contingent beneficiary unless or until the Participant revokes the designation in accordance with this Section 8.5.

If the Participant’s designated beneficiary(ies) fails to survive the Participant, the Participant’s beneficiary shall be the Participant’s spouse, or if none, the Participant’s estate.

(b)           Rights of Beneficiary.  Except as provided in subsection (c), upon the Participant’s death, his or her vested Account balances will be paid in a lump sum to his or her beneficiary(ies) as soon as practicable after the Policy Committee receives proof, satisfactory to the Policy Committee, of the Participant’s death and application for a distribution from the beneficiary.  Notwithstanding the foregoing, the remaining balance of a Participant’s vested Accounts to which a beneficiary is entitled shall be distributed to such beneficiary by December 31 of the calendar year in which occurs the 5th anniversary of the Participant’s death, or if the Beneficiary is the surviving spouse, by the date specified in subsection (c), or if the beneficiary cannot be located, shall be forfeited as provided in Section 12.7.  If the Participant’s surviving spouse or other primary beneficiary dies before the lump sum Account balances are paid to him or her, the balances will be paid in a lump sum to the Participant’s surviving contingent beneficiary(s), if any.  If the contingent beneficiary(ies) dies before the lump sum Account balances are paid to him or her, the vested Account balances will be paid to the Participant’s estate.  No primary beneficiary will have any right to the Participant’s Account balances unless he or she survives the Participant and survives to the payment date, and no contingent beneficiary will have any right unless he or she survives both the Participant and the primary beneficiary(s) and survives to the payment date.  No beneficiary will have any right to designate a beneficiary.

(c)           Optional Form for Spouse.  The surviving spouse of a deceased Participant may elect to defer distribution of the Participant’s vested accounts until the later of (i) the December 31 of the year in which the Participant would have attained age 70½ or (ii) the December 31 of the year following the year in which the Participant dies.  If the surviving spouse of a deceased Participant fails to make an affirmative election, he or she shall be deemed to have made an election to defer distributions of the Participant’s vested Accounts until the later of the two dates listed above.  The surviving spouse of a deceased Participant may also elect, in lieu of a lump sum distribution, to receive an annual death benefit payment equal to at least the minimum amount required to be distributed pursuant to Code Section 401(a)(9).  Such surviving spouse may elect, at any time, to receive the remaining vested balance of the deceased Participant’s Account in a lump sum.

(d)           Payment to Minor or Incompetent Beneficiaries.  In the event the deceased Participant’s beneficiary is a minor, or is legally incompetent, the Policy Committee will make payment to the court-appointed guardian or representative of such beneficiary, or to a trust established for the benefit of such beneficiary, as applicable.

(e)           Judicial Determination.  In the event the Policy Committee considers it appropriate for any reason not to direct the payment of a deceased Participant’s Account balances as specified in this Section, the Policy Committee may have a court of applicable jurisdiction determine to whom payments should be made, in which event all expenses incurred in obtaining the determination may be charged against the payee.

Section 8.5.  Compliance with Code Section 401(a)(14).  Unless the Participant elects to or is deemed to have elected to defer payment to a later date, the payment of benefits under the Plan to a Participant must be made not later than the 60th day after the latest of the close of the Plan Year in which:

(a)           The Participant attains age 65;

(b)           The Participant terminates employment with the Participating Employer and its Affiliates; or

(c)           The 10th anniversary of the year in which the Participant commenced participation in the Plan occurs.

Notwithstanding the foregoing, a Participant who fails to affirmatively elect a deferral will be deemed to have elected to defer payment until the earlier of (x) the date as of which the Participant requests a distribution, or (y) the required distribution date under Section 8.3(b).

Section 8.6.  Direct Rollover.  (a)  Participant Right to Rollover.  A Participant who receives an eligible rollover distribution may instruct the Trustee to roll over all or part of his or her payment to another qualified retirement plan, individual retirement account or annuity (IRA), Roth IRA as described in Code Section 408A, annuity contract described in Code Section 403(b), or eligible government deferred compensation plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

(b)           Other Permissible Payees.  A surviving spouse or spousal alternate payee under a qualified domestic relations order who receives an eligible rollover distribution may instruct the Policy Committee to roll over all or part of the awarded payment to an IRA or to another qualified employer plan as described in subsection (a).  In addition, a non-spousal beneficiary who receives an eligible rollover distribution may instruct the Policy Committee to roll over all or part of the distribution to an individual retirement account or individual retirement annuity.

(c)           Election of Rollover.  The payee who directs the rollover must timely provide in writing all information required to effect the rollover as determined by the Policy Committee.  The Committee will provide timely notice of the right to make a direct rollover.

(d)           Eligible Rollover Distribution.  An eligible rollover distribution means a distribution other than (a) a form of payment that yields substantially equal periodic payments over a lifetime, life expectancy, or period of at least 10 years, (b) payments of less than $200, (c) payments required under Code Section 401(a)(9), and (d) hardship distributions.  A distribution of after-tax contributions shall be considered an eligible rollover distribution but such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), to a qualified defined contribution plan described in Code Section 401(a) or

403(a), or to an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred.

Section 8.7.  Required Minimum Distribution Rules.  (a)  General.  The provisions of this Section take precedence over any inconsistent provisions of the Plan.  This Section shall not be interpreted to provide any additional options to the recipient with respect to the form or timing of payment beyond the other provisions of the Plan, except as necessary to comply with the minimum requirements.  All Plan distributions will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(b)           Definitions.

(1)                                 Designated Beneficiary.  The designated beneficiary for purposes of this Section is the individual who is the Beneficiary and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)                                 Distribution Calendar Year.  A distribution calendar year is a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (c).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)                                 Life Expectancy.  Life expectancy means the value computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4)                                 Participant’s Account Balance.  The Participant’s account balance is the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)                                 Required Beginning Date.  The April 1 following the calendar year in which a Participant attains age 70½ or terminates employment, whichever is later; provided that for a Participant who is a 5% owner of the Employer, the required beginning date is the April 1 following the calendar year in which the Participant attains age 70½, even if still employed.

(c)           Time and Manner of Distribution.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                                 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 ½), if later.

(2)                                 If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to each designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of  the calendar year containing the fifth anniversary of the Participant’s death.

(3)                                 If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)                                 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, subparagraphs (2) and (3) will apply as if the surviving spouse were the Participant.

Unless subparagraph (4) applies, distributions are considered to begin on the Participant’s required beginning date.  If subparagraph (4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (1)), the date distributions are considered to begin is the date distributions actually commence.

(d)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with the rules regarding required minimum distributions during the Participant’s lifetime and after the Participant’s death, as applicable.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(e)           Required Minimum Distributions During Participant’s Lifetime.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)                                 the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)                                 if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

(f)            Required Minimum Distributions After Participant’s Death.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)                                 The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)                                 If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subparagraph (1).  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this subsection will apply as if the surviving spouse were the Participant.

(g)                                  2009 Required Minimum Distributions.  Notwithstanding the foregoing, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”) will not receive those distributions for 2009 unless the Participant or beneficiary chooses to receive such distributions.  In addition, notwithstanding Section 8.6, and solely for purposes of applying the direct rollover provisions of the Plan, the 2009 RMDs will be treated as eligible rollover distributions in 2009.

ARTICLE 9.  AMENDMENTS AND TERMINATION

Section 9.1.  Amendments and Termination.  (a)  General.  While it is intended that the Plan shall continue in effect indefinitely, the Board or Policy Committee may from time to time modify, alter or amend the Plan or the Trust, and the Board may at any time order the temporary suspension or complete discontinuance of contributions or may terminate the Plan; provided however, that in the event of termination of the Plan or complete discontinuance of contributions hereunder, all rights and interests of affected Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.  In addition, upon a partial termination of the Plan pursuant to Code Section 411, the Accounts of Participants affected by the partial termination shall become vested.  With respect to any group of Participants whose participation hereunder is the subject of collective bargaining (if any), any amendment to the collective bargaining agreement covering such Participants shall automatically be considered an amendment hereto on the date set forth in the collective bargaining agreement without necessity of action by the Policy Committee or the Board.

(b)                                 Amendment Required or Permitted by Law.  Nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust which is required in order to comply with the provision of any law or regulation relating to the establishment or maintenance of this Plan and Trust, including but not limited to the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, or which is permitted by applicable law, even though such modification, alteration, or amendment is made retroactively or adversely affects the rights or interests of a Participant under the Plan.  The power to amend the Plan which is reserved to the Board shall include the right to amend the Plan at any time to provide a life annuity form of distribution.

ARTICLE 10.  PLAN ADMINISTRATION

Section 10.1.  Employee Benefits Policy Committee.  The Policy Committee shall be the “administrator” of the Plan for all purposes of ERISA and the “named fiduciary” required under ERISA, and to the extent such responsibility is not specifically allocated otherwise hereunder, shall have the exclusive responsibility and discretionary authority for the administration and operation of the Plan and shall have the power to take any action necessary or appropriate to carry out such responsibilities. In addition to the specific duties and authority described herein, the Policy Committee’s discretionary authority shall include, but not be limited to, the following:

(a)                                 to prescribe and require the use of appropriate forms;

(b)                                 to formulate and issue rules and regulations;

(c)                                  to prepare and file reports, notices and any other documents relating to the Plan which may be required by law;

(d)                                 to interpret and apply the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, Plan language);

(e)                                  to make factual findings with respect to any issue arising under the Plan;

(f)                                   to determine the rights and status under the Plan of Participants, Beneficiaries and other persons; and

(g)                                  to decide disputes arising under the Plan and to make determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for Plan purposes.

In furtherance thereof, but without limiting the foregoing, the Policy Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion to (1) resolve all questions (including factual questions) arising under the Plan as to any individual’s entitlement to become a Participant; (2) determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and (3) conduct the claims and review procedures set forth herein.  All determinations or interpretations of the Policy Committee shall be final and binding on all parties unless determined to be arbitrary and capricious by a court of appropriate jurisdiction.

Section 10.2.  Employee Benefits Investment Committee.  The duties and authority of the Employee Benefits Investment Committee shall be as follows:

(a)                                 to direct the establishment of Investment Funds and determine the investment characteristics and establish general investment guidelines for such Investment Funds, and to add to or change the number and nature of the Investment Funds from time to time; and

(b)                                 to periodically review the performance of the Trustee and each Investment Fund, and report to the Board of Directors of Adient plc with respect to such performance.

The Employee Benefits Investment Committee is granted full discretionary authority and control regarding the matters assigned to it.  All determinations or interpretations or other actions of the Employee Benefits Investment Committee with respect to the matters assigned to it shall be final and binding on all parties unless determined to be arbitrary and capricious by a court of appropriate jurisdiction.

Section 10.3.  Organization and Procedure.  Each committee shall have a chairman, a secretary, and such other officers as may be deemed appropriate.  Action on any matter shall be taken on the vote of at least a majority of all members of the committee at any meeting or upon unanimous written consent of all members without a meeting.  Minutes of meetings shall be kept and all major actions of the committees shall be recorded in such minutes or other appropriate written form.  The committees may adopt such bylaws, procedures and operating rules as they may deem appropriate.  Notwithstanding the foregoing, if a committee has less than 3 members as a result of the resignation of a member, the committee shall nonetheless be permitted to administer the Plan as provided herein pending appointment of a new member.

Section 10.4.  Delegation of Authority and Responsibility.  (a)  Delegation to Member.  Each committee may delegate to any one or more of its members the authority to execute documents on behalf of such committee and to represent such committee in any matters or dealings involving such committee.  Any such delegation of authority shall be set forth in writing.

(b)                                 Delegation to Employees.  The committees may delegate certain of their powers to a person employed by Adient plc, the Company, a Participating Employer or Affiliate under such terms and conditions as may be specified by the committee.  Any such delegation of the powers shall be set forth in writing.

(c)                                  Reservation of Authority.  Employees who are not members of any committee or persons to whom powers are delegated under (b) above may perform such duties and functions relating to the Plan as a committee shall direct and supervise.  It is expressly provided, however, that the committees shall retain full and exclusive authority and responsibility for and respecting any such activities by other employees, and nothing contained in this Section 10.4 shall be construed to confer upon any such employee any discretionary authority or control respecting the administration or operation of the Plan.

Section 10.5.  Use of Professional Services.  Any committee may obtain the services of such attorneys, actuaries, accountants or other persons they deem appropriate, any of whom may be the same persons who are providing services to Adient plc, the Company, a Participating Employer or Affiliate.  In any case in which a committee utilizes such services, it shall retain exclusive discretionary authority and control respecting the administration and operation of the Plan.

Section 10.6.  Fees and Expenses.  Committee members who are employees of Adient plc, the Company, a Participating Employer or Affiliate shall serve without compensation from the Plan but shall be reimbursed for all reasonable expenses incurred in their capacity as committee members.  No employee members of any committee or persons performing services pursuant to Section 10.5 shall receive greater than reasonable compensation for their services and expenses.  All compensation for services and expenses shall be paid from the Trust unless the Participating Employers, in their sole discretion, elect to pay them.

Section 10.7.  Claims Procedure.  (a)  Initial Claim.  Any Participant or beneficiary under this Plan who believes he or she is entitled to benefits under the Plan in an amount greater than he or she is receiving may file, or have his or her duly authorized representative file, a claim with the Policy Committee under this Section.  Any such claim shall be filed in writing stating the nature of the claim, and the facts supporting the claim, the amount claimed and the name and address of the claimant.  The Policy Committee shall designate one or more persons (who may or may not be members of the Policy Committee) to consider the claim and answer it in writing stating whether the claim is granted or denied.  A determination of the claim shall be made within 90 days of receipt, provided that if, due to circumstances beyond the control of the claim reviewer, an extension of time is needed to consider the claim, the claim reviewer shall have up to 180 days to consider the claim if the claim reviewer provides written notice of the extension, the reasons therefore and the expected date of determination to the claimant prior to the end of the original 90-day period. Notwithstanding the foregoing, for disability benefit claims, the determination shall be made within 45 days after the Policy Committee’s receipt of the claim; provided that if, due to circumstances beyond the control of the claim reviewer, an extension of time is necessary to consider the claim, the claim reviewer shall have an additional 30 days to consider the claim if the claim reviewer provides written notice of the extension to the claimant before the end of the initial 45-day period; and further provided that if, due to circumstances beyond the control of the claim reviewer, a further extension of time is necessary to consider the claim, the claim reviewer shall have a second 30 day extension if the claim reviewer provides written notice to the claimant before the end of the first 30-day extension.  In the case of any extension outlined in the preceding sentence, the notice of extension shall include (1) an explanation of the circumstances requiring the extension, (2) the date by which the reviewer expects to render a decision, (3) an explanation of the standards upon which the entitlement to benefits is based, (4) the unresolved issues preventing a decision on the claim, and (5) the additional information needed to resolve those issues (the claimant shall be afforded at least 45 days within which to provide the specified information, during which time, the period for making the benefit determination will be tolled.)  If the claim is denied in whole or in part, the claimant shall be furnished with a written notice of such denial containing:  (1) the specific reasons for the denial; (2) specific references to the Plan provisions on which the denial is based; (3) a description of any additional material or information which it is necessary for the claimant to submit and an explanation of why such material or information is necessary; and (4)

an explanation of the Plan’s appeal procedure, including the claimant’s right to bring a civil suit under ERISA Section 502(a) following an adverse determination upon review.

(b)                                 Appeals.  If a claimant wishes to appeal the denial of his or her claim, the claimant or his or her duly authorized representative shall file a written notice of appeal to the Policy Committee within 60 days (180 days for disability benefit claims) from the date of receipt of notice of the claim denial.  The claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the claimant’s appeal.  In order that the Policy Committee may expeditiously decide such appeal, the written notice of appeal should contain (1) a statement of the ground(s) for the appeal, (2) a specific reference to the Plan provisions on which the appeal is based, (3) a statement of the arguments and authority (if any) supporting each ground for appeal, and (4) any other pertinent documents or comments which the appellant desires to submit in support of his or her appeal. The Policy Committee shall decide the claimant’s appeal within 60 days of receipt of the appeal; provided that, if due to circumstances beyond the Policy Committee’s control, an extension of time is necessary in order to review the appeal, the Policy Committee shall have up to 120 days to consider the appeal of the Policy Committee provides written notice of the extension, the reason therefore and the expected date of determination to the claimant prior to end of the original 60-day period. Notwithstanding the foregoing, for disability benefit claims, the appellant’s appeal shall be decided within 45 days of the receipt of the appeal; provided that, if due to circumstances beyond the Policy Committee’s control, an extension of time is necessary in order to review the appeal, the Policy Committee shall have an additional 45 days to consider the appeal if the Policy Committee provides, prior to the termination of the initial 45 days, written notice to the claimant of such extension, the reason therefor, and the expected date of determination.  Furthermore, the Policy Committee shall adhere to the following guidelines when deciding appeals of disability benefit claims: (1) the Policy Committee shall not afford deference to the initial adverse benefit determination, (2) if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Policy Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, (3) the Policy Committee shall provide for the identification of the medical or vocational experts whose advice was obtained in connection with the adverse benefit determination, regardless of whether such advice was relied upon, and (4) any health care professional consulted for the appeal shall not be the same health care professional consulted in the initial determination nor the subordinate of such individual.  If the appeal is denied in whole or in part, the Policy Committee shall provide the claimant with written notice of the denial which shall contain: the reasons for the decision and reference to the Plan provisions on which the decision is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim; and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) or proceed to the voluntary final level of appeal described in subsection 10.08(c).  If the claimant fails to receive a written notice before the end of the applicable period, the claim shall be deemed denied upon review.

(c)                                  Optional Level of Appeal.  If a claimant’s claim for benefits is denied in whole or part upon appeal under subsection 10.08(b), such claimant, or his duly authorized representative, may request a final review, upon written application to the Policy Committee, of the determination on the first appeal.  After receiving a request for review of a determination on the first appeal, the Policy Committee shall respond within the same time periods and in a manner that would satisfy the requirements for a first appeal as set forth above.  If the appeal is denied, the Policy Committee shall provide the appellant with written notice of the denial which shall contain:  (1) the reasons for the decision and reference to the Plan provisions on which the decision is based; (2) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim; and (3) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).  If the claimant fails to receive a written notice before the end of the applicable period, the claim shall be deemed denied upon review.

(d)                                 Limitation on Actions.  No claimant may commence a legal action or proceeding for benefits until after the claims and appeals procedures of subsection (b) above have been exhausted and in no event after the earlier of (1) 180 days after the claimant receives, or is deemed to receive, notice of a denial of his or her claim upon review under subsection (b), or (2) the expiration of the applicable statute of limitations period under applicable law; provided that, the 180-day period shall be tolled during the period the appeal described in subsection (c) above is under review.

Section 10.8.  Communications.  All communications shall be addressed to the Policy Committee at the address set forth in the Plan’s summary plan description.

Section 10.9.  Rescission of Delegation of Authority.  Adient plc, the owner of a substantial equity interest in the Company, is (or one of its subsidiaries is) the sponsor of the Adient Production Employees Savings and Investment (401k) Plan.  It is intended that this Plan be administered and its assets invested, to the extent consistent with the terms hereof, in substantially, the same manner as the Adient Production Employees Savings and Investment (401k) Plan.  Accordingly, the Company has delegated the responsibility and authority to administer the Plan to the committees and personnel which administer the Adient Production Employees Savings and Investment (401k) Plan.  Notwithstanding the foregoing, the Board may rescind such delegation and appoint one or more committees to administer the Plan, with the authority and responsibility described herein as may be allocated by the by the Board.

ARTICLE 11.  TRUSTEE AND TRUST AGREEMENT

Section 11.1.  Appointment and Removal.  (a)  Appointment.  The Company shall enter into a trust agreement or trust agreements with one or more persons or corporations selected by the Board to act as Trustee of the Trust.  The Trustee shall receive all contributions and shall hold, manage, administer and invest the same, reinvest any income, and make distributions in accordance with the provisions of the respective trust agreement.  The trust agreement shall be in such form and contain such provisions as the Board may deem necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and Trust under the Code.

(b)                                 Removal or Resignation.  The Board may, from time to time, remove the Trustee or any successor Trustee at any time and any such Trustee or any successor Trustee may resign and, the Board shall, upon removal or resignation of a Trustee, appoint a successor Trustee.  In any such case, the Board shall give due consideration to the reports and recommendations of the Employee Benefits Investment Committee.

Section 11.2.  Fees and Expenses.  The Trustee’s fee, and other fees and expenses, shall be paid by the Trustee out of the Trust, unless the Company elects to pay them.  Brokerage fees and other direct investment costs, if paid out of the Trust, shall be charged to the fund of the Trust to which such fees and costs are attributable.

Section 11.3.  Exclusive Benefit.  All property and funds of the Trust allocable to the Plan, including income from investments and from all other sources, shall be managed solely in the interest of Participants and their beneficiaries and for the exclusive purpose of:

(a)                                 providing benefits to Participants and beneficiaries; and

(b)                                 defraying the reasonable expenses of administering the Plan.

ARTICLE 12.  COMMON STOCK AND THE COMMON STOCK FUND

Section 12.1.  Stock Rights, Stock Splits and Stock Dividends.  A Participant shall have no right of request, direction or demand upon the Employee Benefits Investment Committee or the Trustee to exercise rights to purchase shares of Common Stock or other securities of Johnson Controls, Inc., or any successor thereto, and following the Spin Date, of Adient plc (collectively, the “Issuer”).  The Trustee may exercise or sell any rights to purchase shares of Common Stock held by the Trustee under the Trust, and the Accounts of Participants shall be appropriately credited.  Shares of Common Stock received by the Trustee by reason of a stock split or a stock dividend shall be allocated to the appropriate Accounts of the Participants.

Section 12.2.  Voting of Common Stock.  (a)  General.  Notwithstanding any other provision of this Plan, the provisions of this Section shall govern the voting of Common Stock held in the Trust Fund.

(b)                                 Notice.  When the Issuer files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Policy Committee shall send a copy of all such materials to the Trustee.  Based on these materials, the Trustee shall prepare a voting instruction form.  At the time of mailing of notice of each annual or special meeting of the stockholders of the Issuer, the Policy Committee shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant with an interest in the Common Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee.  The form shall show the proportional interest, in the number of full and fractional shares, of Common Stock credited to the Participant’s Accounts invested in the Common Stock Fund.  The Policy Committee shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

(c)                                  Participant Direction.  Each Participant with an interest in the Common Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of ERISA Section 402, to direct the Trustee as to the manner in which the Trustee is to vote (including, to not vote) that number of shares of Common Stock reflecting such Participant’s proportional interest in the Common Stock Fund (both vested and unvested), plus such Participant’s proportional interest in the shares of Common Stock held in the Common Stock Fund but as to which the Trustee has not received timely voting directions.  Directions from a Participant to the Trustee concerning the voting of Common Stock shall be communicated in writing, or by mailgram or similar means.  Except as otherwise required by applicable law, those directions shall be held in confidence by the Trustee and shall not be divulged to any Participating Employer, any officer or employee thereof, or any other person.  Upon its receipt of the directions of a Participant, the Trustee shall vote the shares of Common Stock which are subject to such directions in the manner directed by such Participant.

Section 12.3.  Tender Offers for Common Stock.  (a)  General.  Notwithstanding any other provision of this Plan, the provisions of this Section shall govern the tender of Common Stock in response to a tender offer for any shares of Common Stock held in the Trust.

(b)                                 Notice.  Upon commencement of a tender offer for any Common Stock held in the Trust, the Policy Committee shall notify each Participant with an interest in the Common Stock Fund of the tender offer and shall utilize its best efforts to timely distribute or cause to be distributed to such Participant the same information as is distributed to shareholders of the Company in connection with the tender offer, and, after consulting with the Trustee, shall provide (and the Company shall pay) for a means by which each such Participant may direct the Trustee whether or not to tender the Common Stock reflecting such Participant’s proportional interest in the Common Stock Fund (both vested and unvested).  The Policy Committee shall provide the Trustee with a copy of any material provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

(c)                                  Participant Direction.  Each Participant shall have the right, acting as a named fiduciary within the meaning of ERISA Section 402, to direct the Trustee to tender or not to tender the shares of Common Stock reflecting such Participant’s proportional interest in the Common Stock Fund.  Directions from a Participant to the Trustee concerning the tender of Common Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Policy Committee under the preceding paragraph.  Subject to the requirements of applicable law, these directions shall be held in confidence by the Trustee and shall not be divulged to the Policy Committee, the Company, any Participating Employer or Affiliate, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services.  Upon its receipt of the directions of a Participant, the Trustee shall tender or not tender the shares of Common Stock which are subject to such directions in the manner directed by such Participant.  The Trustee shall not tender any shares of Common Stock with respect to which it has received no directions from the Participant.

(d)                                 Withdrawal of Shares.  A Participant who has directed the Trustee to tender some or all of the shares of Common Stock as to which he or she is a named fiduciary may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline.  A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(e)                                  Investment of Proceeds.  A direction by a Participant to the Trustee to tender shares of Common Stock shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his or her interest in the Common Stock Fund.  The Trustee shall credit to each Participant’s Account from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Common Stock tendered from that interest.  Pending receipt of directions (through the Company) from the Participant or the Employee Benefits Investment Committee as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in accordance with applicable provisions of the Trust.

Section 12.4.  Common Stock Fund Accounting as of the Spin Date.  On and after the Spin Date, the Common Stock Fund shall consist of two components, which will be separately accounted for with respect to each Participant whose Account is invested in the Common Stock Fund immediately prior to the Spin Date:

(a)                                 the portion consisting of Johnson Controls International plc ordinary shares (as adjusted thereafter for dividend reinvestments).  This portion shall be a “sell-only” fund from and after the Spin Date, meaning that Participants can elect to re-allocate their balance in this component to other available Funds, but Participants may not elect that new contributions be invested in this component or that accounts invested in other Funds be reallocated to this Fund; and

(b)                                 the portion consisting of Adient plc ordinary shares (as adjusted for dividend reinvestments).

ARTICLE 13.  MISCELLANEOUS

Section 13.1.  Non-Guarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between a Participating Employer or an Affiliate and a Participant, or as a right of any Participant to be continued in the employment of his or her employer, or as a limitation of the right of an employer to discharge any Participant with or without cause.

Section 13.2.  Rights to Trust Assets.  (a)  General.  No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of his or her employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust.  All payments as provided for in this Plan shall be made solely out of the assets of the Trust and neither the Participating Employers, their Affiliates, the Trustee, nor any member of a committee shall be liable therefor in any manner.

(b)                                 Return of Contributions.  The Participating Employers shall have no beneficial interests of any nature whatsoever in any contributions after the same have been received by the Trustee, or in the assets, income or profits of the Trust or any part thereof.  However, (1) to the extent a tax deduction for any contribution is disallowed, such contribution shall be returned to the Participating Employer within 1 year after such disallowance, or (2) if a contribution is made by a mistake of fact, such contribution shall be returned to the Participating Employer within one year of the date of contribution.

Section 13.3.  Non-Recommendation of Investment.  The availability of any security hereunder shall not be construed as a recommendation to invest in such security.  The decision as to the choice of investment of a Participant’s Account must be made solely by each Participant, and no officer or employee of any Participating Employer or the Trustee is authorized to make any recommendation to any Participant concerning the allocation of his or her Accounts hereunder.

Section 13.4.  Indemnification of Committees.  Each Participating Employer shall indemnify each member of the Policy Committee, the Investment Committee, the Chief Executive Officer of Adient plc (who appoints the members of the Policy Committee), the Board of Directors of Adient plc (who appoints the members of the Employee Benefits Investment Committee), and the Board, and hold each of them harmless from the consequences of his or her acts or conduct in his or her official capacity, if he or she acted in good faith and in a manner he or she reasonably believed to be solely in the best interests of the Participants and their beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.  To the extent and for so long as the Plan utilizes the Adient US LLC Defined Contribution Plans Master Trust and/or the Company delegates any responsibility or authority pursuant to Section 10.9, such indemnification shall extend to the officers, directors and employees of Adient plc, Adient US LLC and to the members of the committees which have and exercise such responsibility and authority.  Such indemnification shall cover any and all attorneys’ fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent that such amounts are not paid to such person(s) under the

Participating Employer’s fiduciary insurance policy and to the extent that such amounts are actually and reasonably incurred by such person(s).

Section 13.5.  Selection of Investments.  Except to the extent it may be subject to the instruction of Participants, the Trustee shall have the sole discretion to select investments for the various funds provided for herein.

Section 13.6.  Non-Alienation.  (a)  General.  Except as otherwise provided in subsection (b) or permitted under Code Section 401(a)(13), no right or interest of any Participant or beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

(b)                                 Permitted Assignment.  Notwithstanding anything herein to the contrary, the Plan shall recognize and give effect to a qualified domestic relations order with respect to child support, alimony payments, or marital property rights if it determines that such order meets the applicable requirements of Code Section 414(p).  If a qualified domestic relations order directs or allows, distribution may be made to an alternate payee designated in such order at a time not permitted for distribution to the Participant himself or herself.  The Policy Committee shall establish procedures concerning the notification of interested parties, the determination of the validity of such orders, the determination of the source of funds to be used to provide for distribution pursuant to such orders, and such other issues as may be necessary or appropriate to deal with such orders in a uniform and nondiscriminatory manner, which procedures are incorporated by reference herein.

Section 13.7.  Facilitation of Payment.  In the event that any person who is entitled to benefits hereunder cannot be located despite reasonable and diligent efforts to do so, then such person’s benefits shall be automatically forfeited as of the last day of the Plan Year next following the year in which such benefits became payable; provided, however, in the event that such person subsequently makes a claim for such forfeited benefits prior to the termination of the Plan, such benefits shall be reinstated (without adjustment for gain or losses since the date of forfeiture) from current year forfeitures or pursuant to a special contribution from the Participating Employer.

Section 13.8.  Board Action.  Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Executive Committee of the Board or any other authorized committee of the Board.

Section 13.9.  Transfers from Other Qualified Plans.  There may be transferred to and deposited with the Trustee to be held, invested and distributed in accordance with the provisions of the Plan and as an integral part of the assets held by the Trustee thereunder, assets subject to any other defined contribution plan qualified under Code Section 401(a) which is maintained by a Participating Employer or Affiliate and is merged into the Plan.  Such transfer and merger shall be affected on such other terms and conditions as may be determined by the Policy Committee.

Section 13.10.  Mergers, Consolidations and Transfers of Plan Assets.  (a)  Plan Mergers and Transfers.  In the case of any merger or consolidation with, or transfer of assets or liabilities to or from any other plan, each Participant in the Plan must be entitled (if the Plan then terminated) to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

(b)                                 Transfers Incident to Employment Changes.  If a Participant in this Plan transfers to employment with a Participating Employer or an Affiliate in a capacity in which he or she is eligible to participate in another plan which utilizes the Savings Trust, then his or her interests in his or her Accounts under this Plan may be transferred to such other plan at the direction of the Policy Committee, provided that such transfer does not result in a reduction of his or her accrued benefits or vesting rights, the elimination of any optional form of benefits or the reduction or elimination of an early retirement benefit or retirement-type subsidy, except as permitted by the Code.  Similarly, if a participant in another plan maintained by a Participating Employer or an Affiliate which utilizes the Savings Trust becomes eligible to participate in this Plan, then his or her interests in such other plan may be transferred to this Plan.  Notwithstanding any other provision of this Plan, in the event of such a transfer to this Plan, the vested interest in the portion of any Participant’s Accounts derived from benefits accrued under such other plan shall not at any time be less than it would have been under the terms of such plan as in effect immediately prior to such transfer.

(c)                                  No Reduction in Benefits.  No provision of the Plan shall be construed or applied so as to result in a decrease of the accrued benefit (within the meaning of Code Section 411(d)(6)) which any Participant had under any other plan merged, in whole or in part, with the Plan, except as permitted by Treasury regulations.

Section 13.11.  Fiduciaries.  Any person may serve in more than one fiduciary capacity with respect to the Plan.  Any fiduciary hereunder, as an individual, may employ such legal, actuarial, accounting or other assistant as he or she may deem necessary to fulfill his or her obligations hereunder, which assistants may be those consulted by any Participating Employer, Affiliate, the Trustee, the Plan or other fiduciaries.

Section 13.12.  Top-Heavy Restrictions.  (a)  The Plan shall be a “Top-Heavy Plan” for any Plan Year if either of the following conditions applies:

(1)                                 The Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group having a Top-Heavy Ratio of 60% or less.

(2)                                 The Plan is part of a Required Aggregation Group having a Top-Heavy Ratio which exceeds 60% and is not part of a Permissive Aggregation Group having a Top-Heavy Ratio of 60% or less.

If the Plan is a Top-Heavy Plan in any Plan Year the provisions of this Section 13.12 shall supersede any conflicting provisions of the Plan.  The provisions of this Section 13.12 are intended to comply with Code Section 416 and the regulations promulgated thereunder.  If there is any discrepancy between the provisions of this Section 13.12 and the provisions of Code Section 416 or the Income Tax Regulations thereunder, such discrepancy shall be resolved by the Policy Committee so as to comply with Code Section 416 and the regulations.

(b)                                 Solely for purposes of this Section, the following terms shall have the meanings set forth below:

(1)                                 “Key Employee” means any employee or former employee (and the beneficiary of such employee) whose status as an officer or owner of the Employer makes him or her a “key employee” as determined in accordance with Code Section 416(i)(1) and the regulations thereunder.

(2)                                 “Determination Date” means the last day of the preceding Plan Year.

(3)                                 “Top-Heavy Ratio” means a fraction, the numerator of which is the sum of account balances under any defined contribution plans maintained by the Employer for all Key Employees and the present value of accrued benefits under any defined benefit plans maintained by the Employer for all Key Employees and the denominator of which is the sum of the account balances under such defined contribution plans for all Participants and the present value of accrued benefits under such defined benefit plans for all Participants.  Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date; provided that, the phrase “1-year period” shall be substituted for “5-year period” with respect to distributions made on account of death, disability or separation from service.  For purposes of calculating the Top-Heavy Ratio, (A) the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date and (B) the account balances and present values of accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded.  Further, the accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The present value of accrued benefits shall be determined pursuant to Code Section 416(g) using a 5% interest assumption and the UP-1984 Mortality Table.

(4)                                 “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(5)                                 “Required Aggregation Group” means (A) each qualified plan of the Employer in which at least one Key Employee participates and (B) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

(6)                                 “Valuation Date” means (A) in the case of a defined contribution plan, the Determination Date and (B) in the case of a defined benefit plan, the date as of which funding calculations are generally made within the 12-month period ending on the Determination Date.

(7)                                 “Employer” means the employer or employers whose employees are covered by this Plan and any other employer which must be aggregated with any such employer under Code Section 414(b), (c) and (m).

(c)                                  Minimum Contribution.  If the Plan is a Top-Heavy Plan for any Plan Year, a Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year will receive an allocation of Participating Employer contributions equal to the lesser of three percent (3%) of Test Compensation or the highest percentage of Test Compensation allocated to a Key Employee for the Plan Year.  In determining such minimum contribution, Before-Tax Contributions made on behalf of a Non-Key Employee shall not be considered, but Before-Tax Contributions made on behalf of a Key Employee shall be counted.  Notwithstanding the foregoing, if the Employer also maintains a defined benefit plan which covers the same Non-Key Employee, such Non-Key Employee will be entitled to the defined benefit plan minimum and not the defined contribution plan minimum.  If the Employer maintains more than one defined contribution plan that covers the same Non-Key Employee, such Non-Key Employee will be entitled to the minimum contribution under this plan, unless the other plan provides otherwise.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the minimum contribution requirement shall be met in another plan, such other plan.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP test and other requirements of Code Section 401(m).

(d)                                 Incorporation by Reference.  The provisions of this Section 13.12 are intended to comply with Code Section 416 and the regulations promulgated thereunder.  If there is any discrepancy between the provisions of this Section 13.12 and the provisions of Code Section 416 or the Income Tax Regulations thereunder, such discrepancy shall be resolved by the Policy Committee so as to comply with Code Section 416 and the regulations.

Section 13.13.  USERRA and The HEART ACT.  (a)  USERRA.  Notwithstanding anything herein to the contrary, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

(b)                                 Death Benefits.  If a Participant dies while performing qualified military service, the beneficiaries of such Participant shall be entitled to the additional death benefits, if any (other than benefit accruals relating to the period of qualified military service) that would have been available had the Participant resumed employment with the Company immediately prior to the date of his or her death and thereafter terminated employment as a result of death.  For purposes of this section, “qualified military service” is defined as service in the uniformed services of the United States for which an individual has reemployment rights under chapter 43 of title 38 of the United States Code.

(c)                                  Differential Pay.  In accordance with the provisions of Code Section 414(u), during the period a Participant on military leave is receiving differential wage payments (as defined in Code Section 3401(h)(2)), such Participant shall be treated as remaining in the employment of the Company and such differential wage payments shall be considered Compensation for purposes of determining benefits under the Plan, if applicable.

(d)                                 Distribution.  Notwithstanding subsection (c), a Participant performing qualified military service that exceeds thirty (30) days shall be treated as having been severed from service for purposes of receiving a distribution of his or her Before-Tax Deferrals Account from the Plan.  A Participant who takes such a distribution while performing qualified military service that exceeds thirty (30) days may not make Before-Tax Deferrals or, if applicable, any type of Employee Contribution during the 6-month period beginning on the date of the distribution.

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IN WITNESS WHEREOF, the undersigned, on behalf of the Company, have approved the amendment and restatement of this Plan effective this day of January 1, 2014.

AVANZAR INTERIOR TECHNOLOGIES, LTD.

By:	/s/ R. Bruce McDonald
Name:	R. Bruce McDonald

By:	/s/ Jerome D. Okarma
Name:	Jerome D. Okarma

By:	/s/ Susan F. Davis
Name:	Susan F. Davis

The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Avanzar Interior Technologies, Ltd. LLC Savings and Investment (401k) Plan.

APPENDIX A
PARTICIPATING EMPLOYERS

AVANZAR INTERIOR TECHNOLOGIES, LTD.